UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Waters Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Waters 2017 Proxy Statement

Waters

THE SCIENCE OF WHAT'S POSSIBLE.®

March 29, 2017

Dear Stockholder:

On behalf of the Board of Directors of Waters Corporation (“Waters” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 9, 2017 at 10:30 a.m., local time.

The notice of Meeting, the Proxy Statement and proxy card from Waters are enclosed. You may also read the notice of Meeting, the Proxy Statement and the Waters Annual Report (“Annual Report”) on the Internet at http://www.proxydocs.com/wat.

Waters has adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our annual meeting. On March 29, 2017, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote by Internet. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

The matters scheduled to be considered at the Meeting are (i) to elect directors to serve for the ensuing year and until their successors are elected, (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) to approve, by non-binding vote, executive compensation, (iv) to approve, by non-binding vote, the frequency of executive compensation votes, (v) to reapprove the material terms of the performance goals under the 2012 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, (vi) if properly presented at the meeting, to consider a shareholder proposal regarding the adoption of a Proxy Access Bylaw, and (vii) to consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof. These matters are more fully explained in the Proxy Statement that you are encouraged to read in its entirety.

The Company’s Board of Directors values and encourages stockholder participation at the Meeting. It is important that your shares be represented, whether or not you plan to attend the Meeting. Please take a moment to vote on the Internet, by telephone, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating and returning your proxy card in the envelope provided even if you plan to attend the Meeting.

We hope you will be able to attend the Meeting.

Sincerely,

Christopher J. O’Connell President and Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 9, 2017

Time:	10:30 a.m., local time

Place:	Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757

Record Date:	March 15, 2017. Only Waters stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the annual meeting.

Items of Business:	1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3. To approve, by non-binding vote, executive compensation;

4. To approve, by non-binding vote, the frequency of executive compensation votes;

5. To reapprove the material terms of the performance goals under the 2012 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

6. If properly presented at the meeting, to consider a shareholder proposal regarding the adoption of a Proxy Access Bylaw; and

7. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

Voting:

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting in person, you may vote your shares during the annual meeting even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To be Held on May 9, 2017:

The Proxy Statement, Annual Report and the means to vote by Internet are available at

http://www.proxydocs.com/wat.

By order of the Board of Directors

Mark T. Beaudouin
Senior Vice President
General Counsel and Secretary

Milford, Massachusetts

March 29, 2017

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission (“SEC”) rules, Waters is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On March 29, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or in person at the Meeting.

Important Notice Regarding Availability of Proxy Materials:

The Proxy Statement and Annual Report are available at http://www.proxydocs.com/wat.

Whether or not you expect to attend the Meeting in person, we urge you to vote your shares by phone, via the Internet, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating, and returning the proxy card by mail at your earliest convenience. This will ensure the presence of a quorum at the Meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the Meeting if you want to do so, as your vote by proxy is revocable at your option.

VOTING

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail using a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your Notice, or the email you received for electronic delivery of the Proxy Statement for further instructions on voting.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
http://www.proxypush.com/wat	866-307-0858	Mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

24 hours a day/7 days a week	Toll-free 24 hours a day/7 days a week

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.	Use any touch-tone telephone to vote your Proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Proxy Statement and Annual Report at http://www.proxydocs.com/wat.

WATERS CORPORATION

34 Maple Street

Milford, Massachusetts 01757

PROXY STATEMENT

Annual Meeting of Stockholders

May 9, 2017, 10:30 a.m.

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation (“Waters” or the “Company”), in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, “Proxies”), for use at the 2017 Annual Meeting of Stockholders (the “Meeting”) to be held on May 9, 2017 at 10:30 a.m., local time, at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of Proxies, which is being made by the Board, may be made through officers and regular employees of the Company by telephone or by oral communications with stockholders following the original solicitation. No additional compensation will be paid to officers or regular employees for such Proxy solicitation. The Company has retained Alliance Advisors, LLC to conduct a broker solicitation for a fee of $9,000, plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

The representation in person or by Proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share, entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if a stockholder is present in person, has voted via the Internet or by telephone, or is represented by a properly signed Proxy. Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please vote over the Internet or by telephone or sign and promptly return the Proxy card, which requires no additional postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by voting on the Internet, by telephone, or by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted as recommended by the Board, or as the individuals named as Proxy holders deem advisable on all other matters as may properly come before the Meeting. The Proxy will be voted at the Meeting if the signer of the Proxy was a stockholder of record on March 15, 2017 (the “Record Date”).

Any stockholder voting by Proxy has the power to revoke the Proxy prior to its exercise either by voting by ballot at the Meeting, by executing a later-dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 before the Meeting begins.

Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

As of the Record Date, there were 80,075,507 shares of common stock outstanding and entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote. There are no cumulative voting rights. This Proxy Statement and form of Proxy is first being made available to the stockholders of record on or about March 29, 2017. A list of the stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for ten days prior to the Meeting at the Company’s headquarters for proper purposes relating to the Meeting.

MATTERS TO BE ACTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Nine members of the Board (the “Directors”) are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

The following information pertains to the nominees, their ages, principal occupations and other public directorships for at least the last five years, and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a Director of the Company in light of the Company’s business and structure.

Douglas A. Berthiaume

Experience

Mr. Berthiaume, 68, has served as Chairman of the Board since February 1996 and served as President, Chief Executive Officer and a Director of the Company from August 1994 (except from January 2002 to March 2003, during which time he did not serve as President) until September 2015. From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company, which was purchased in 1994. Mr. Berthiaume is the Chairman of the Children’s Hospital Trust Board, and a trustee of the Children’s Hospital Medical Center and The University of Massachusetts Amherst Foundation.

Qualifications

Mr. Berthiaume has more than 25 years direct work experience at Waters and its predecessor company, Millipore. Mr. Berthiaume brings to the Waters Board significant experience in both the business and technical issues facing life science/biotechnology companies.

Waters Committee Memberships

None

Other Current Public Company Boards

None

Former Public Company Directorships Held in the Past Five Years

None

Christopher J. O’Connell

Experience

Mr. O’Connell, 50, has served as a Director of the Company since September 2015 when he assumed the position of President and Chief Executive Officer of the Company. Mr. O’Connell served as Executive Vice President and President of the Restorative Therapies Group of Medtronic plc from August 2009 to August 2015. From 1994 to August 2009, Mr. O’Connell served in the following positions at Medtronic plc: Senior Vice President and President of Medtronic Diabetes, President of Medtronic Physio-Control, Vice President of Sales and Marketing for the Cardiac Rhythm Management business, Vice President/General Manager of the Patient Management business, Vice President of Corporate Strategy, Director of Investor Relations and Corporate Development Associate.

Qualifications

Mr. O’Connell has over 22 years of progressive leadership positions. Prior to Waters, he provided overall strategic direction and operational management of the Medtronic’s Restorative Therapies Group’s five divisions, as well as led the integration of the Group’s activities within the overall strategy of the corporation.

Waters Committee Memberships

None

Other Current Public Company Boards

None

Former Public Company Directorships Held in the Past Five Years

None

Michael J. Berendt, Ph.D.

Experience

Dr. Berendt, 68, has served as a Director of the Company since March 1998. Since December 2016, Dr. Berendt has been a life sciences industry consultant. From November 2013 to November 2016, Dr. Berendt was the Chief Executive Officer and Chief Scientist of Telesta Therapeutics. From July 2011 to November 2013, Dr. Berendt was a life sciences industry consultant. From March 2006 to July 2011, Dr. Berendt served as the President and Chief Executive Officer of Aegera Therapeutics Inc. From August 2004 to December 2005, Dr. Berendt served as Managing Director of Research Corporation Technologies, Inc. From November 2000 to August 2004, Dr. Berendt served as Managing Director of AEA Investors LP. Dr. Berendt also worked for 18 years, from 1982 to 2000, in the pharmaceutical industry where he served in a number of senior management positions including Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation, and a Group Director of Drug Discovery at Pfizer, Inc.

Qualifications

Dr. Berendt’s experience in the pharmaceutical industry both from a management and a scientific perspective provides unique technical insight to the Waters Board.

Waters Committee Memberships

Nominating and Corporate Governance Committee (Chair)

Other Current Public Company Boards

None

Former Public Company Directorships Held in the Past Five Years

Onyx Pharmaceuticals, Inc.

Myriad Genetics, Inc.

Catalyst Biosciences, Inc.

Edward Conard

Experience

Mr. Conard, 60, has served as a Director of the Company since August 1994. He has been an independent director and investor since January 2008 . Mr. Conard was a Managing Director of Bain Capital, LLC from March 1993 to December 2007. Mr. Conard was previously a Director of Wasserstein Perella & Co., Inc., an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area.

Qualifications

Mr. Conard’s years of experience as a director and a managing director of two large investment firms affords the Waters Board the benefit of his considerable financial, accounting and business strategy skills.

Waters Committee Memberships

Audit Committee

Other Current Public Company Boards

None

Former Public Company Directorships Held in the Past Five Years

None

Laurie H. Glimcher, M.D.

Experience

Dr. Glimcher, 65, has served as a Director of the Company since January 1998. Dr. Glimcher is the President and Chief Executive Officer of the Dana-Farber Cancer Institute, the Principal Investigator and Director of the Dana-Farber/Harvard Cancer Center and the Richard and Susan Smith Professor of Medicine, Harvard Medical School. From January 2012 to June 2016, Dr. Glimcher served as the Stephen and Suzanne Weiss Dean of the Weill Cornell Medical College and Provost for Medical Affairs of Cornell University. From 1991 through 2011, Dr. Glimcher served as the Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School.

Qualifications

As a physician, scientist and professor, Dr. Glimcher brings a diversity of technical skills and experience to the Waters Board. She is a Fellow of the American Academy of Arts and Sciences and a member of the National Academy of Sciences and the Institutes of Medicine of the National Academy of Sciences.

Waters Committee Memberships

Nominating and Corporate Governance Committee

Other Current Public Company Boards

Bristol-Myers Squibb Company

Former Public Company Directorships Held in the Past Five Years

None

Christopher A. Kuebler

Experience

Mr. Kuebler, 63, has served as a Director of the Company since May 2006. He has been an independent director and investor since 2005. He served as Chairman and Chief Executive Officer of Covance Inc. and its predecessor companies from November 1994 to December 2004 and as Chairman during 2005. Prior to joining Covance, Inc., Mr. Kuebler spent nearly 20 years in the pharmaceutical industry at Abbott Laboratories, Squibb, Inc. and the Monsanto Company.

Qualifications

With 30 years of experience in the pharmaceutical and pharmaceutical service industries, including 10 years as Chairman and Chief Executive Officer of Covance Inc., Mr. Kuebler brings an experienced management perspective to the Waters Board.

Waters Committee Memberships

Compensation Committee

Other Current Public Company Boards

Nektar Therapeutics

Former Public Company Directorships Held in the Past Five Years

None

William J. Miller

Experience

Mr. Miller, 71, has served as a Director of the Company since January 1998. Mr. Miller has been an independent director and investor since 1999. From April 1996 to November 1999, Mr. Miller served as Chief Executive

Officer and Chairman of the Board of Directors of Avid Corporation, where from September 1996 to January 1999 he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992 to September 1995, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of its Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services.

Qualifications

Mr. Miller’s extensive experience as a former chief executive officer, director, and investor brings both management and stockholder perspectives to the Waters Board.

Waters Committee Memberships

Audit Committee

Compensation Committee (Chair)

Other Current Public Company Boards

Nvidia Corporation

Digimarc Corporation

Glu Mobile Inc.

Former Public Company Directorships Held in the Past Five Years

None

JoAnn A. Reed

Experience

Ms. Reed, 61, has served as a Director of the Company since May 2006. Ms. Reed has been a health care services consultant since 2010. From April 2008 to April 2009, she was an advisor to the Chief Executive Officer of Medco Health Solutions, Inc. From 2002 to March 2008, Ms. Reed served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. From 1992 to 2002, she served as Senior Vice President, Finance of Medco Health Solutions, Inc. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes employment with CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor’s Financial Services LLC, and Unisys/Timeplex.

Qualifications

Ms. Reed’s extensive experience as a senior financial executive provides the Waters Board with significant accounting, finance and health care industry expertise.

Waters Committee Memberships

Audit Committee (Chair)

Other Current Public Company Boards

American Tower Corporation

Mallinckrodt PLC

Former Public Company Directorships Held in the Past Five Years

None

Thomas P. Salice

Experience

Mr. Salice, 57, has served as a Director of the Company since July 1994. Mr. Salice is a co-founder and managing member of SFW Capital Partners, LLC, a private equity firm. He has served as a Managing Member of SFW Capital Partners, LLC since January 2005. From June 1989 to December 2004, Mr. Salice served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer and Vice-Chairman. Mr. Salice is Director of several privately held companies: Essen Bioscience, Inc., Filtec, Gerson Lehrman Group, Inc., and Spectro Scientific, Inc.

Qualifications

With more than 20 years of experience in the private equity business, Mr. Salice brings to the Waters Board in-depth experience in strategic planning, finance, capital structure and mergers and acquisitions.

Waters Committee Memberships

Audit Committee

Compensation Committee

Nominating and Corporate Governance Committee

Other Current Public Company Boards

Mettler-Toledo International, Inc.

Former Public Company Directorships Held in the Past Five Years

None

Required Vote and Recommendation of the Board of Directors

With respect to the election of Directors of the Company, a nominee for director shall be elected to the Board by a majority vote (i.e., the votes cast for such nominee must exceed the votes cast against such nominee), except that Directors will be elected by plurality vote at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected (a contested election). If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board. “Abstentions” and shares with respect to which a broker or representative does not vote on a particular matter because it does not have discretionary voting authority on that matter (so-called “broker non-votes”) are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will not be treated as shares cast with respect to any nominee and therefore will not have an effect on the determination of whether a nominee has been elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

  PROPOSAL 2 -   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PWC”), an independent registered public accounting firm, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2017. In accordance with a vote of the Audit Committee and as approved by the Board, this selection is being presented to the stockholders for ratification at the Meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present at the Meeting in person or represented by Proxy and entitled to vote is required to approve the proposal. Abstentions will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote and therefore will have the effect of a vote against the proposal. Ratification by stockholders is not required. Brokerage firms may vote to ratify the appointment of PWC as it is a “discretionary” or “routine” item. If this Proposal 2 is not approved by the stockholders, the Audit Committee does not intend to change the appointment for fiscal year 2017, but will consider the stockholder vote in selecting an independent registered public accounting firm for fiscal year 2018.

Fees

The aggregate fees for the fiscal years ended December 31, 2016 and December 31, 2015 billed by PWC were as follows:

	2016	2015
Audit Fees	$3,565,768	$3,523,434
Audit-Related Fees	115,595	64,857
Tax-Related Fees
Tax Compliance	804,330	481,310
Tax Planning	506,140	500,448

Total Tax-Related Fees	1,310,470	981,758
All Other Fees	-0-	-0-

Total	$4,991,833	$4,570,049

Audit Fees — consists of fees for the audit of the Company’s annual financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include statutory audits, employee benefit plan audits, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax-Related Fees — consists of fees for tax compliance and planning services. Tax compliance fees include fees for professional services related to international tax compliance and preparation. Tax planning fees consist primarily of fees including but not limited to, the impact of acquisitions, restructurings and changes in regulations.

All Other Fees — consists of fees for all permissible services other than those reported above.

The Audit Committee pre-approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax-Related Fees” and “All Other Fees.” The Audit Committee’s pre-approval policies and procedures are more fully described in its report set forth in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

  PROPOSAL 3 - NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast an advisory vote at the Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or the Board. Stockholders have elected to conduct this vote annually.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing and evaluating the Company’s executive compensation program and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, the Summary Compensation Table and the other tables following the Summary Compensation Table, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice and sound compensation governance principles, and with a focus on short and long-term performance-based and variable compensation.

In addition, the Company modified certain elements of the Company’s executive compensation program in response to the non-binding advisory vote on executive compensation taken at last year’s annual meeting and in response to our stockholder outreach initiatives in 2016, including incorporating performance share units into the program. In addition, the Company re-oriented its target long-term incentive value around the market median based on position (rather than a target of 50th-75th percentile of the market), and removed all legacy excise tax gross-up provisions from existing change in control agreements with our executives.

Please refer to the “Compensation Discussion and Analysis” for a full description of our executive compensation practices and programs.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by Proxy and entitled to vote, is required for approval, on an advisory basis, of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will have the effect of a vote against this proposal. Note: Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

  PROPOSAL 4 - NON-BINDING VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

Under the Dodd-Frank Act, the Company is required to seek a non-binding advisory stockholder vote regarding the frequency of submission to stockholders of a so-called “Say-on-Pay” advisory vote as described in Proposal 3 above. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on our executive compensation programs either annually, every two years or every three years. Although this vote is advisory and non-binding, our Board and the Compensation Committee will review voting results and give serious consideration to the outcome of such voting, as the Compensation Committee did last year.

The Board recommends that future “Say-on-Pay” votes be conducted every year to provide stockholders with an opportunity to regularly evaluate our executive compensation program. An annual vote will provide us with regular stockholder feedback on our executive compensation program, and allow us to respond to prior voting results through the implementation of any appropriate changes to our program.

The Board asks you to consider the following resolution:

“RESOLVED, that the option for once every one, two or three years that receives the highest number of votes properly cast for this resolution will be determined to be the preferred frequency recommended by the stockholders of the Company with which the Company is to hold a non-binding, advisory stockholder vote to approve the compensation of the Company’s named executive officers, including the Summary Compensation Table and subsequent tables.”

Required Vote and Recommendation of the Board of Directors

The selection which receives the highest number of stockholder votes will be the selection of stockholders, which will be non-binding. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE FOR A “SAY-ON-PAY” RESOLUTION EVERY ONE YEAR.

PROPOSAL 5 - TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2012 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

In 2012, the Board adopted, and our stockholders approved, the Waters Corporation 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”), including the list of potential performance goals and related provisions set forth in the 2012 Equity Incentive Plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2012 Equity Incentive Plan or any increase to the number of shares available for issuance under the 2012 Equity Incentive Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding its chief financial officer). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals, the material terms of which are approved by the company’s stockholders. If the company’s compensation committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals be reapproved by the company’s stockholders every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below under “Eligibility”, “Individual Limits” and “Performance Criteria”. Stockholder approval of this proposal is intended to constitute reapproval of the performance goals under the 2012 Equity Incentive Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to grant awards that are not exempt from the limits on deductibility under Section 162(m).

A copy of the 2012 Equity Incentive Plan is attached as Appendix A to this Proxy Statement and we urge stockholders to read it in its entirety. The following description of certain features of the 2012 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan.

Plan Information and Performance Goals

Administration. The Compensation Committee administers the 2012 Equity Incentive Plan, provided that the Board may in its discretion exercise the powers and responsibilities assigned to the Compensation Committee under the 2012 Equity Incentive Plan and the Compensation Committee may delegate to an executive officer or officers the authority to grant awards to non-officer employees and consultants. The Compensation Committee has the authority, subject to the provisions of the 2012 Equity Incentive Plan, to determine who will receive awards and the types of awards to be granted, as well as the terms and conditions of any awards, to interpret the 2012 Equity Incentive Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the 2012 Equity Incentive Plan.

Stock Subject to the 2012 Equity Incentive Plan. Subject to certain adjustments as set forth in the 2012 Equity Incentive Plan, the maximum number of shares of common stock of the Company which may be issued pursuant to or subject to awards under the 2012 Equity Incentive Plan is 5,000,000 plus the number of shares which were available for grant, as of the date of stockholder approval of the 2012 Equity Incentive Plan, under the Company’s 2003 Equity Incentive Plan. As of March 15, 2017, there were 2,779,439 shares available for issuance under the 2012 Equity Incentive Plan. The maximum number of shares of stock which may be issued pursuant to or subject to awards of incentive stock options is 5,000,000. The shares issued or to be issued under the 2012 Equity Incentive Plan may be either authorized but unissued shares of the Company’s common stock or shares held by the Company in its treasury. As of March 15, 2017, the closing price of a share of the common stock of the Company was $158.31.

The following will not reduce the number of shares available for issuance under the 2012 Equity Incentive Plan: (i) shares reserved for issuance upon exercise or settlement of awards to the extent they expire, are cancelled or surrendered; (ii) restricted stock to the extent it is forfeited or surrendered before the restriction period expires; and (iii) awards that are ultimately paid in cash.

In addition, the following shares will not become available for issuance under the 2012 Equity Incentive Plan: (i) shares tendered by participants as full or partial payment of an option exercise price; (ii) shares reserved upon grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise; and (iii) shares withheld by or remitted to the Company to satisfy tax withholding obligations.

The number of shares reserved under the 2012 Equity Incentive Plan will be reduced by two shares of common stock for each share of stock delivered upon the settlement of a full-value award, and by one share of stock for each share of stock delivered upon settlement of an award that is not a full-value award. A full-value award includes any award other than an option or stock appreciation right.

Eligibility. Awards may be granted to any employee of, or consultant to, one or more of the Company and its affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any affiliate. As of March 15, 2017 there were 6,675 employees and consultants and nine non-employee members of the Board who were eligible to participate in the 2012 Equity Incentive Plan.

Individual Limits. The maximum number of shares of common stock of the Company subject to stock options and other awards that may be granted to any one person under the 2012 Equity Incentive Plan in any calendar year is 2,000,000 (generally subject to adjustment in accordance with the 2012 Equity Incentive Plan).

Types of Awards. Awards under the 2012 Equity Incentive Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, stock grants and performance-based awards. Each award will be subject to all applicable terms and conditions of the 2012 Equity Incentive Plan, and such other terms and conditions as the Compensation Committee may prescribe.

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Stock Options. Stock options give the holder the right to purchase common stock of the Company within a specified period of time at a specified price. Two types of options may be granted under the 2012 Equity Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” ISOs may be granted only to employees of the Company, or any parent or subsidiary corporation, and must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for incentive stock options granted to any participant holding more than 10% of the stock of the Company immediately prior to the date of grant). In addition, the term of an ISO may not exceed ten years (five years, if granted to any 10% stockholder). NSOs must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant and the term of any NSO may not exceed ten years.

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Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle the holder upon exercise to receive an amount determined by reference to appreciation in the fair market value of shares of common stock. The value from which appreciation is measured may not be less than the fair market value of a share of common stock on the date of grant. SARs are subject to terms and conditions substantially similar to those applicable to NSOs, except as the Compensation Committee may deem inappropriate or inapplicable. No SAR may be exercised on or after the tenth anniversary of the grant date.

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Restricted Stock. Restricted stock entitles the holder to receive shares of common stock that are subject to limitations on transferability and a risk of forfeiture arising on the basis of conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine. Awards of restricted stock will be subject to a risk of forfeiture during a restriction period, established by the Compensation Committee. Prior to the lapse of the risk of forfeiture of an award of restricted stock, the participant will have all of the rights of a stockholder of the Company, including the right to vote and receive any dividends with respect to the shares of restricted stock. Any dividends payable in shares of stock of the Company will constitute additional restricted stock. The Compensation Committee may determine, at the time of the award, that payment of cash dividends be deferred and reinvested in additional restricted stock.

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Restricted Stock Units. Awards of restricted stock units are grants of rights to receive shares of Stock arising on the basis of conditions relating to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine, which are issued at the close of the applicable restriction period. The applicable restriction period, established by the Compensation Committee, will be not less than three years, except as may be recommended by the Compensation Committee and approved by the Board, or under certain other limited circumstances. The participant may be entitled to receive payments equivalent to any dividends declared with respect to the shares referenced in the grant of the restricted stock units, to be paid without interest or other earnings.

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Performance Units. Awards of performance units are grants of rights to receive the appreciation over the initial value (established by the Compensation Committee at the time of grant) of a specified number of shares of common stock, at the close of a specified performance period and subject to the achievement of specified business objectives, including performance goals, as set by the Compensation Committee. The participant may be entitled to receive any dividends declared with respect to the common stock which have been earned in connection with the grant of the performance units.

•	Stock Grants. A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions.

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Performance-Based Awards. As noted above, the Compensation Committee may also subject awards under the 2012 Equity Incentive Plan to the satisfaction of performance criteria intended to satisfy Section 162(m), as well as other performance-based awards. The satisfaction of such performance criteria may be a condition for the grant, exercisability, vesting or full enjoyment of an award. The performance criteria used in connection with a particular qualified performance-based award will be determined by the Compensation Committee. In the case of performance-based awards intended to qualify for exemption under Section 162(m), the Compensation Committee will use one or more of the performance criteria described below under “Performance Criteria”.

Effect of Termination of Employment. Unless the Compensation Committee provides otherwise with respect to any award, (i) stock options and SARs will terminate not later than 30 days following the participant’s termination of employment or other association, for any reason, with the Company or its affiliates, and (ii) any other outstanding award shall be forfeited or otherwise subject to return or repurchase by the Company on the terms specified in the applicable award agreement.

Non-Transferability of Awards. In general, no award under the 2012 Equity Incentive Plan may be transferred by the participant, and during the life of the participant, all rights under an award may be exercised only by the participant or his or her legal representative. However, the Compensation Committee may provide that certain awards may be transferred by the participant, without consideration, to a family member.

Performance Criteria. The Compensation Committee may grant awards that are intended to qualify as performance-based compensation under Section 162(m). With respect to any such award, the Compensation Committee will determine the performance criteria and performance period applicable to such award, and whether the performance criteria is intended to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Performance criteria for purposes of awards intended to qualify as performance-based compensation under Section 162(m) are one or more of the following: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) revenue or net revenue, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

Adjustment for Corporate Actions. In the event of any change in the outstanding shares of common stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the shares of common stock, an appropriate and proportionate adjustment will be made in (1) the maximum numbers and kinds of shares subject to the 2012 Equity Incentive Plan, (2) the numbers and kinds of shares or other securities subject to then outstanding awards, (3) the exercise price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase price as to which such stock options or SARs remain exercisable), and (4) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Any such adjustment in awards will be determined and made by the Compensation Committee in its sole discretion.

Transactions. In the event of a transaction, including (i) any merger or consolidation of the Company, (ii) any sale or exchange of all of the common stock of the Company, (iii) any sale, transfer or other disposition of all or substantially all of the Company’s assets, or (iv) any liquidation or dissolution of the Company, the Compensation Committee may, with respect to all or any outstanding stock options and SARS, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore, (2) provide that the recipient’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the participants, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the transaction, (4) provide for cash payments, net of applicable tax withholdings, to be made to the participants, (5) provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (6) provide for any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of the Company which is not part of another form of transaction, the repurchase and other rights of the Company under each such award will transfer to the Company’s successor. Upon the occurrence of such a liquidation or dissolution of the Company, all risks of forfeiture and performance goals applicable to such other awards will automatically be deemed terminated or satisfied, unless specifically provided to the contrary in the award. Any determinations required to carry out any of the foregoing will be made by the Compensation Committee in its sole discretion.

Change of Control. Except as otherwise provided by the Compensation Committee in an individual award agreement, upon the occurrence of a change of control (as such term is defined in the 2012 Equity Incentive Plan), (i) stock options and SARs will accelerate with respect to 100% of the shares not then exercisable, (ii) the risk of forfeiture applicable to restricted stock and restricted stock units not based on achievement of performance goals will lapse with respect to 100% of the restricted stock and restricted stock units still subject to such risk of forfeiture, and (iii) all outstanding awards of restricted stock, restricted stock units and performance units conditioned on the achievement of performance goals will be deemed to have been satisfied.

Termination and Amendment. Generally, the Board may at any time terminate the 2012 Equity Incentive Plan or make such modifications of the 2012 Equity Incentive Plan as it shall deem advisable. Unless otherwise expressly determined by the Board, no amendment of the 2012 Equity Incentive Plan shall impair the rights of a participant of any award outstanding on the date of the amendment. In addition, no amendment may (i) increase the number of shares of common stock which may be issued under the 2012 Equity Incentive Plan, (ii) change the description of the persons eligible for awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Except in connection with certain corporate transactions, without stockholder approval, awards may not be “repriced” to reduce their exercise price.

New Plan Benefits. Future awards under the 2012 Equity Incentive Plan are discretionary and therefore, are undeterminable at this time.

Federal Tax Effects

The following discussion summarizes certain material federal income tax consequences associated with certain awards under the 2012 Equity Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2012 Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes or the tax consequences of any other award granted under the 2012 Equity Incentive Plan.

ISOs. In general, an optionee realizes no taxable income upon the grant of an ISO or the vesting of an ISO, and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant or upon vesting but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Restricted Stock. In general, in the case of restricted stock, absent an election under Section 83(b) of the Code (a so-called “83(b) election,” described below), the holder has no taxable income at the time of grant, but recognizes ordinary income at the time the restricted stock is no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the fair market value of the common stock at such time and the price paid for the shares, if any. However, a holder may, within 30 days of receiving an award of restricted stock, make a so-called “83(b) election,” pursuant to which the holder elects to recognize ordinary income at the time the restricted stock is granted, rather than as of the time the restricted stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the value of the restricted shares at the time of grant and the price paid for the shares, if any; however, if the restricted stock is subsequently forfeited, the holder may not take a deduction for such loss. A corresponding deduction is available to the Company at the time the holder takes into income amounts in respect of restricted stock; and upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as capital gain or loss for which the Company is not entitled to a deduction.

SARs. In general, in the case of an SAR, the holder has no taxable income at the time of grant or the time of vesting, but recognizes income in connection with the exercise of the SAR in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock Units and Performance Units and Stock Grants. In general, in the case of restricted stock units and performance units the holder has no taxable income at the time of grant or the time of vesting, but recognizes income in connection with the settlement of such units into shares of common stock and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Stock Grants. In general, in the case of stock grants, the holder has taxable income at the time of grant in an amount equal to the fair market value of the granted shares and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Section 409A. Awards under the 2012 Equity Incentive Plan are intended either to be exempt from, or otherwise comply with, the requirements of Section 409A of the Code and the 2012 Equity Incentive Plan shall be governed, interpreted and construed accordingly. However, neither the Compensation Committee nor the Company, nor any of its affiliates or its or their officers, employees, agents or directors will have any liability or responsibility for any adverse tax consequences with respect to an award by reason of any failure of an award to comply with Section 409A or certain other tax rules.

Section 162(m). Where applicable, and absent an exemption, Section 162(m) limits the deduction for compensation payable to certain executive officers (as described above).

The affirmative vote of a majority of the votes properly cast (in person or by proxy) at the annual meeting is required for approval of the 2012 Equity Incentive Plan.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND RELATED PROVISIONS UNDER THE 2012 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL 6 - CONSIDER ADOPTION OF A PROXY ACCESS BYLAW

We have received notice of the intention of the Comptroller of the City of New York to present the following proposal for voting at the Meeting. The text of the stockholder proposal and supporting statements appear exactly as received, other than minor formatting changes and attribution, which is bracketed. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of the stockholder proposal. We will provide the proponent’s address and number of shares the proponent beneficially owns upon oral or written request made to the Secretary of the Company. The Board does not make any recommendation regarding this proposal.

Stockholder Proposal of the Comptroller of the City of New York

RESOLVED: Shareholders of Waters Corporation (the “Company”) ask the board of directors (the “Board”) to take the steps necessary to adopt a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected, the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed the larger of two or one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (iii) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT OF THE COMPTROLLER OF THE CITY OF NEW YORK

We believe proxy access will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed terms are similar to those in vacated SEC Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from market participants, determined that those terms struck the proper balance of providing shareholders with viable proxy access while containing appropriate safeguards.

The proposed terms enjoy strong investor support and company acceptance. Between January 2015 and October 2016, 95 similar shareholder proposals received majority votes and at least 270 companies of various sizes across industries enacted bylaws with similar terms.

The Comptroller of the City of New York - We urge shareholders to vote FOR this proposal.

Required Vote and Statement of the Board of Directors

Approval of the stockholder proposal will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Meeting and entitled to vote. Abstentions and Broker Non-Votes will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote, but will not be treated as an affirmative vote in favor of the proposal and therefore will have the effect of a vote against the proposal.

The Board recognizes the importance of proxy access as a trend in corporate governance and has actively monitored market developments regarding this trend. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has determined to adopt a proxy access bylaw amendment in 2017. However, there exists a range of views among stockholders regarding the proper role and scope of proxy access. Some oppose it altogether, and among those who support it, there are differing opinions over how it should be implemented. As a result, prior to adopting such an amendment to the Company’s bylaws, the Nominating and Corporate Governance Committee intends to engage with the Company’s stockholders to understand the views of different stockholders on this topic in an effort to determine the appropriate structure of proxy access for the Company that will provide stockholders with proxy access rights without exposing the Company to abusive tactics from investors who are not aligned with the Company in seeking to maximize long-term stockholder value. Following such engagement and a thorough evaluation of the potential terms of a proxy access bylaw amendment, the Nominating and Corporate Governance Committee will recommend to the Board a form of proxy access bylaw amendment to be adopted for the Company. The Board intends to act on such recommendation in 2017.

The Company believes that it has strong corporate governance policies and practices currently in place and a history of engagement and leadership in the area of corporate governance. For example, the Company recently implemented changes to its executive compensation program to provide for the award of performance share units in place of stock options and time-based vesting restricted stock awards in response to feedback received following outreach with its stockholders. In addition, since its initial public offering, the Company has had a declassified board and has afforded stockholders holding a majority of the Company’s outstanding common stock the right to call a special meeting of the stockholders. In 2006 the Company was an early adopter of a majority voting standard for directors in uncontested elections and in 2012 the Company allowed it “poison pill” stockholder rights plan to expire without being renewed. The Company also maintains an established process that enables stockholders to communicate with the Board, including with respect to potential Board members.

The Comptroller of the City of New York, the proponent of the current stockholder proposal, is a prolific proposer of proxy access stockholder proposals, having submitted over 100 proxy access proposals during the past two proxy seasons. The proposals generally all follow the same generic form and do not attempt to tailor the terms to a particular company or facts. While the Board is supportive of proxy access, it is not supportive of a generic one-size fits all approach being imposed on the Company and its stockholders. For example, the proposal asks the Board to implement a version of proxy access that fails to address certain customary protections against abuse (the absence of which could instead invite the use of abusive tactics). In addition, the proposal does not include protections that were contemplated by the SEC’s vacated proxy access rule, Rule 14a-11. For example:

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The proposal is phrased as a nomination process and would require the Company to include any qualifying stockholders’ nominees in the Company’s proxy statement regardless of whether the stockholders intend to file their own proxy statement and run a proxy contest. In contrast, Rule 14a-11 required a stockholder to elect to utilize the proxy access process and did not require a company to include the stockholders’ nominees in the company’s proxy statement if the stockholders otherwise were soliciting proxies for election of their nominees.

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The proposal does not address any requirements as to independence or satisfaction of applicable legal or listing requirements by the stockholder nominee and also fails to require that stockholder nominees have no affiliations with a competitor. Rule 14a-11 provided that proxy access should be limited to nominees that meet objective independence standards and satisfy all applicable legal requirements. Engaging in a proxy contest against a director candidate who, if elected, could cause the Company to be out of compliance with applicable independence requirements, violate the law or allow a competitor access to the Company’s Board could ultimately harm stockholders.

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The proposal does not require nominating stockholders to have held and retain voting and investment power of the shares used to establish eligibility to nominate a director. Under the proposal, a stockholder could have a net short position in the Company’s stock and still be entitled to make a nomination. In adopting Rule 14a-11, the SEC made clear that proxy access should only be available to stockholders that possess ultimate ownership rights over the shares.

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The proposal does not require nominating stockholders to retain ownership of their shares through the meeting date—so a nominating stockholder could sell all of its shares prior to the meeting date, which would misalign the interests of the nominating stockholder and Company stockholders. Rule 14a-11 required a nominating stockholder to hold the shares through the meeting date.

In addition, the proposal does not cap the number of stockholders comprising a group for purposes of the 3% threshold, which could allow hundreds of special-interest stockholders to act together and administratively burden the Company. The Board believes that the failure of the proposal to provide for the foregoing protections against abuse of the proxy access process makes the proposal out of line with evolving proxy access standards, does not properly balance the interests of all stockholders and could result in proxy access nominations being abused or threatened in a manner that would be harmful to stockholders. Implementation of proxy access on these terms could also increase pressure on the Board and management to take a short-term perspective to Company strategies, initiatives and operations that would not be in the long-term interests of stockholders.

The Company believes that it has identified and selected a very strong Board that has assisted the Company in successfully pursuing its long-term goals, including creating long-term value for stockholders. For example, between 1994 and 2016 the Company achieved a more than 600% increase in revenues to $2.17 billion for the 2016 fiscal year, and a more than thirty-five fold increase in its share price since its initial public offering in 1995.

The Company understands that proxy access is an important issue for many of the Company’s stockholders and is committed to implementing a proper proxy access framework that is thoughtfully designed, based in part on engagement with and input from the Company’s stockholders, to provide stockholders with proxy access but that also includes features, such as independence requirements, that will protect the interests of all of the Company’s stockholders and mitigate the risk of abuse of the procedure. While this proposal fails to meet these criteria, the Company does expect that the Company’s proxy access bylaw amendment will contain provisions consistent with the terms specified in clauses a), b) and c) of the stockholder proposal.

On the basis of the foregoing, and in light of the Board’s determination to adopt a proxy access bylaw amendment in 2017 as described above, the Board does not make any recommendation regarding how you should vote on Proposal 6.

PROPOSAL 7 – OTHER BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

DIRECTORS MEETINGS AND BOARD COMMITTEES

Meetings

The Board held seven meetings during the year ended December 31, 2016. The Board has determined that each Director other than Mr. Berthiaume, the Company’s Chairman, and Mr. O’Connell, President and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below.

During 2016, each of the Company’s Directors attended in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such Director was a member. During fiscal year 2016, the Compensation Committee met five times, the Audit Committee met eight times and the Nominating and Corporate Governance Committee met twice. The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. All Directors, except one, attended the 2016 annual meeting of stockholders.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Dr. Michael J. Berendt (Chair), Dr. Laurie H. Glimcher and Mr. Thomas P. Salice. The responsibilities of the Nominating and Corporate Governance Committee include the recruitment and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee, which sets forth all of the Nominating and Corporate Governance Committee’s functions, is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Nominating and Corporate Governance Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below.

Audit Committee

The Audit Committee, which currently consists of Ms. JoAnn A. Reed (Chair), Mr. Edward Conard, Mr. William J. Miller and Mr. Thomas P. Salice, oversees the activities of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP and provides oversight with respect to accounting and financial reporting and audit functions. The Audit Committee meets the definition of “Audit Committee” as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee engages the independent registered public accounting firm, and performs certain other functions pursuant to its charter, a copy of which is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Audit Committee is independent under SEC rules and the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below. The Board has determined that each of the four members of the Audit Committee — Ms. Reed and Messrs. Conard, Miller and Salice — is an “audit committee financial expert” within the meaning of the SEC rules and has “accounting or related financial management expertise” within the meaning of New York Stock Exchange rules.

Compensation Committee

The Compensation Committee, which currently consists of Mr. William J. Miller (Chair), Mr. Christopher A. Kuebler and Mr. Thomas P. Salice, approves the compensation of executives of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and administers the Company’s incentive plans. The Compensation Committee’s charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. Each member of the Compensation Committee is independent under the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance — Board/Director Independence” below.

CORPORATE GOVERNANCE

Annual Evaluation

During 2016, the Nominating and Corporate Governance Committee of the Board conducted its annual evaluation of the Board and each of its committees. The evaluation, in the form of a questionnaire, was circulated to all members of the Board and each committee in November 2016. The Company’s General Counsel received all of the questionnaires, compiled the results and circulated them to the Board and each committee for discussion and analysis during January 2017. It is the intention of the Nominating and Corporate Governance Committee to continue to engage in this process annually.

Related Party Transactions Policy

The Board has adopted a written Related Party Transactions Policy, which covers “Interested Transactions” between a “Related Party” or parties and the Company. An Interested Transaction is a transaction or arrangement in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and in which the Company and/or any Related Party may have an interest. A Related Party includes an executive officer, director or nominee for election as a director of the Company, any holder of more than a 5% beneficial ownership interest in the Company, any immediate family member of any of the foregoing or any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person or persons collectively have a 10% or greater beneficial ownership interest.

Pursuant to the policy, the General Counsel is responsible for identifying potential Interested Transactions and determining whether a proposed transaction is an Interested Transaction and accordingly, reportable to the Nominating and Corporate Governance Committee for consideration at its next regularly scheduled meeting. The Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions and report its recommendations to the Board which will either approve or disapprove the Interested Transaction.

The Nominating and Corporate Governance Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified (as applicable) by the Board under the terms

of the policy. These are: (a) the employment and compensation arrangements of named executive officers (as defined below) required to be reported in the Company’s Proxy Statement; (b) Director compensation required to be reported in the Company’s Proxy Statement; (c) ordinary course charitable contributions periodically reviewed by the Compensation Committee of the Board; and (d) ordinary course business transactions conducted on an “arm’s length” basis with Bristol-Myers Squibb Corporation (of which Dr. Glimcher is a director).

Eugene G. Cassis, Former Senior Vice President Finance and Administration and Chief Financial Officer, Senior Vice President and Senior Advisor, is married to Mary Dwyer Cassis who was employed by the Company from 1986 to July 2016.

Equity Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align the interests of the Company’s stockholders with those of management, the Company has minimum stock ownership guidelines for Directors and named executive officers. These guidelines provide for the accumulation by anyone who holds the Chief Executive Officer position of common stock equal to five times his or her base salary over a three-year period. Additionally, the Company’s other named executive officers on December 31, 2016, Messrs. Caputo, Cassis, Harrington, Khanna and King, are each required to accumulate common stock equal to two times their base salary. Pursuant to the guidelines, members of the Board are required to accumulate a minimum of 5,000 shares of common stock of the Company.

If, as the case may be, a named executive officer shall become non-compliant with the guidelines, he or she shall have a period of twelve (12) months to regain compliance with the guidelines. If, after such twelve month period, the named executive officer remains non-compliant, then, with respect to any subsequent exercise of a stock option by such executive officer, 50% of such executive’s net after-tax profit from such exercise must be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these equity ownership guidelines may be considered by the Nominating and Corporate Governance Committee with respect to individual financial situations of current or future executives covered by the guidelines. For purposes of the accumulation of shares of common stock to comply with these guidelines, in addition to any direct ownership of shares of common stock by a named executive officer or Director, any shares of restricted stock and vested “in-the-money” stock options, which either were or will be granted by the Company to such executives or Directors, apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all Directors and named executive officers.

Board Leadership Structure

As stated in the Company’s Corporate Governance guidelines, the Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer, but instead makes a particular determination in the context of selecting a chief executive officer. Douglas A. Berthiaume served as both Chairman of the Board and Chief Executive Officer from 1996 until September 2015 at which time Christopher J. O’Connell became President and Chief Executive Officer. Following Mr. O’Connell’s appointment, the offices of Chairman and Chief Executive Officer have been separated.

Since 2004, Thomas P. Salice, an independent director, has served as the Board’s “lead independent director”. In that capacity, he has presided over executive sessions of the non-management Directors of the Board and provided a focal point for and facilitated communication among non-management Directors, Company management and Company stockholders.

The lead independent director continues to facilitate independent and effective oversight of the Company’s affairs.

Majority Voting

The Company’s bylaws provide for majority voting for Directors in uncontested elections. A further description of the Company’s majority voting provisions can be found under “Proposal 1. Election of Directors” herein.

Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics for employees, executive officers and Directors and a “whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption “Corporate Governance” and copies may be obtained, without charge, upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

Policy Against Hedging

In 2013, the Board adopted a policy prohibiting Directors, officers and certain key employees from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset any decrease in market value of equity securities of the Company. This prohibition does not apply to any bona fide pledge of equity securities of the Company, not made for the purpose of hedging.

Board Candidates

With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted in accordance with the Company’s bylaws to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. In selecting Directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the Company’s independence criteria, which are part of its Corporate Governance Guidelines and summarized below and the applicable listing standards of the New York Stock Exchange. In assessing candidates for Director, the Nominating and Corporate Governance Committee will consider their skills, experience and diversity in the context of the overall composition of the Board.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman, the Chief Executive Officer, the Nominating and Corporate Governance Committee or other Board members identify a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations by stockholders and/or the retention of a professional search firm, if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chairman, Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, will submit the candidate for approval by the full Board.

As noted above, the Nominating and Corporate Governance Committee, in assessing candidates for director, considers their skills, experience and diversity in the context of the Board’s overall composition. The Company does not, however, have a specific policy with respect to the consideration of diversity in identifying director nominees.

Board/Director Independence

The Company’s Corporate Governance Guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. Our Categorical Standards of Independence are also available on the website www.waters.com under the caption “Corporate Governance”. The criteria, summarized below, are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with the

Company. A director will not be considered independent if he or she, or an immediate family member, has been within the last three years:

•	an executive officer of the Company;

•	a current partner or employee of an internal or external auditor of the Company or a partner or employee of an internal or external auditor of the Company who personally worked on the Company’s audit;

•	an executive officer of a public company that was on the compensation committee of its board;

•

a paid advisor or consultant to the Company receiving in excess of $100,000 per year in direct compensation from the Company (other than fees for service as a director) within the past three years or has an immediate family member who has been a paid advisor or consultant to the Company; and

•

an employee (or in the case of an immediate family member, an executive officer) of a company that does business with the Company and the annual payments to or from the Company exceeded the greater of $1 million or 2% of the other company’s annual gross revenues.

In addition, a director will not be considered independent if he or she, or an immediate family member, has been an executive officer of a tax-exempt entity that receives contributions in any fiscal year from the Company exceeding the greater of $1 million or 2% of its gross revenues. A director also will not be considered independent if he or she has an immediate family member who is a current employee of an internal or external auditor of the Company who participates in such firm’s audit, assurance or tax compliance practice.

The Board has determined that each Director, other than Mr. Berthiaume, the Company’s Chairman, and Mr. O’Connell, the Company’s President and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under these criteria and the applicable listing standards of the New York Stock Exchange.

Stockholder and Board Communications

With respect to communications with the Board on general matters, stockholders and interested parties may communicate directly with the lead director or with the non-management Directors as a group by writing to Waters Corporation, c/o

Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact. All communications will be sent directly to the appropriate Board member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

During 2016, the Audit Committee of the Board, in conjunction with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, focused on the following items:

1.	Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the adequacy of Company internal controls;

2.	The appropriateness of Company financial reporting and accounting processes;

3.	The independence and performance of the Company’s independent registered public accounting firm;

4.	Company compliance with laws and regulations, including compliance with applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

5.	Review of the Company’s independent registered public accounting firm’s quality control procedures.

The Company retains Ernst &Young LLP to assist in elements of continuing compliance with Section 404 of the Act. The Company’s compliance with Section 404 of the Act is managed primarily by the Company’s Vice President, Audit & Risk Management in conjunction with the Company’s Senior Vice President, Chief Financial Officer and its Vice President, Corporate Controller. During 2016, the Audit Committee received regular and detailed briefings from the Company’s Vice President, Audit & Risk Management and PricewaterhouseCoopers LLP regarding the Company’s compliance with Section 404 of the Act.

On February 23, 2017, the Company’s Vice President, Audit & Risk Management and PricewaterhouseCoopers LLP reported to the Audit Committee that no material weaknesses had been identified in the Company’s internal controls over financial reporting as of December 31, 2016.

The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. The charter is reviewed on an annual basis by the Audit Committee and the Audit Committee is advised as to any corporate governance developments which may warrant charter amendments. The charter is available on the Company’s website at http://www.waters.com under the caption “Corporate Governance”. A discussion of the Audit Committee’s role in risk oversight can be found under the heading “Risk Oversight – Board’s Role in Risk Oversight Generally” below.

As stated in its charter, the Audit Committee is tasked with, among other things, reviewing with management the Company’s guidelines and policies with respect to its approach to risk assessment and risk management. In addition, major financial risk exposures and means of monitoring and controlling these exposures, is to be discussed with management.

The Audit Committee held eight meetings during the fiscal year ended December 31, 2016. The Audit Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly and annual financial results prior to the release of earnings and the filing of the Company’s quarterly and annual financial statements with the SEC. The Board has determined that each of the four current members of the Audit Committee — Mr. Salice (Chair), Mr. Conard, Mr. Miller and Ms. Reed — is an “audit committee financial expert” as defined under the applicable rules and regulations of the SEC and has “accounting or related financial management expertise” within the meaning of the New York Stock Exchange rules. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles.

The Audit Committee has adopted the following guidelines regarding the engagement of PricewaterhouseCoopers LLP to perform non-audit services for the Company:

Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage its independent registered public accounting firm to provide from time to time during the fiscal year and an estimated amount of fees associated with such services. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will, in its discretion, either approve or disapprove both the list of permissible non-audit services and the estimated fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval process and the actual expenditure of fees associated therewith as well as new non-audit services being requested for approval.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

PricewaterhouseCoopers LLP and the Company ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

The Audit Committee hereby reports for the fiscal year ended December 31, 2016 that:

1.	It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with Company management;

2.

It has reviewed and discussed with PricewaterhouseCoopers LLP those matters required to be communicated by PricewaterhouseCoopers LLP to the Audit committee, including under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

3.

It has received from PricewaterhouseCoopers LLP written disclosures and a letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence;

4.

It has considered whether, and determined that, the provision of non-audit services to the Company by PricewaterhouseCoopers LLP as set forth below, was compatible with maintaining auditor independence; and

5.

It has reviewed and discussed with PricewaterhouseCoopers LLP its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

Based on the items reported above, on February 23, 2017, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Ms. JoAnn A. Reed             Mr. Edward Conard             Mr. William J. Miller             Mr. Thomas P. Salice

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. William J. Miller (Chair), Mr. Christopher A. Kuebler, and Mr. Thomas P. Salice. During fiscal year 2016 no member of the Compensation Committee was an officer or employee of the Company or served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as members of the Waters Board or its Compensation Committee and no executive officer of the Company served on the Compensation Committee or Board of Directors of any entity that has one or more executive officers serving on the Waters Board or Compensation Committee.

RISK OVERSIGHT

Board’s Role in Risk Oversight Generally

Included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 are the risk factors affecting the Company which are periodically reviewed by the Board and the Audit Committee and updated or expanded as warranted. The Board is responsible for overseeing the management and operations of the Company, including its risk assessment and risk management functions. The Board has delegated responsibility to reviewing the Company’s policy with respect to risk assessment and management to the Audit Committee.

Additionally, the Company has an Enterprise Risk Management program under the direction of the Director of Treasury and Risk Management and the Vice President, Audit & Risk Management. This program seeks to identify, assess, monitor and report on risks affecting the Company’s business and operations on an ongoing basis. Management of the Company actively participates in this program and briefs the Audit Committee on the risks affecting the Company and efforts undertaken to mitigate them. The Compensation Committee has responsibility for oversight of risk related to compensation matters as more fully described below.

Compensation-Related Risk

The Compensation Committee conducted a review to determine if any compensation plans and practices would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed various components of the Company’s compensation plans including their size, scope and design. The Compensation Committee also reviewed whether the compensation plans promote unnecessary risk taking and the policies in place to mitigate compensation risk. The review included an assessment of design features that could encourage excessive risk-taking and the potential magnitude of such risks, including design features such as a short-term oriented pay mix, overly aggressive goal setting and over-weighting of annual incentives. Several features of the Company’s annual incentive plan, the Management Incentive Plan, mitigate compensation-related risk including the use of payout caps, a clear link between payouts under the plan and the Company’s financial performance, and Compensation Committee oversight in determining payouts under the Plan. The policies that exist to mitigate compensation-related risk include, among others, (1) the Company’s Recoupment Policy for Management Incentive Plan awards; (2) stock ownership guidelines for named executive officers; (3) a five-year vesting provision for long-term incentive awards; (4) a prohibition on hedging; and (5) independent oversight of compensation programs by the Compensation Committee with input from an independent compensation consultant. Based on this review, the Compensation Committee and the Company do not believe that there are any compensation related risks arising from the Company’s compensation plans that would have a material adverse effect on the Company.

Role of Compensation Consultant, Compensation Committee and Management in Decision-Making

The Compensation Committee engaged Pearl Meyer as its outside independent compensation consultant during fiscal year 2016. Pearl Meyer participates in Compensation Committee meetings and executive sessions and advises the Compensation Committee on a range of executive officer and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer provides services to the Compensation Committee related only to executive officer and director compensation, including defining peer groups, comparing executive officer and director compensation arrangements to those of the peer groups, and providing market data and advice regarding executive and director compensation plans. The Compensation Committee has the authority to engage and terminate independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in 2016, and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest, considering the factors set forth in the applicable SEC and New York Stock Exchange rules. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

The Compensation Committee approves all compensation decisions for the named executive officers, after consulting with Pearl Meyer, as appropriate. The Senior Vice President of Human Resources also provides the Compensation Committee with information and analysis on the Company’s executive compensation programs as requested. During 2016, Mr. O’Connell provided the Compensation Committee with his assessment of the performance of the Company and the other named executive officers, and made compensation recommendations for the other named executive officers. The Compensation Committee, however, makes all final decisions with respect to the compensation of the CEO and the other named executive officers. No named executive officer makes any decision or recommendation to the Compensation Committee on any element of his or her own compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses the compensation programs for our named executive officers. Our named executive officers for fiscal year 2016 were as follows:

●	Christopher J. O’Connell, President and Chief Executive Officer (“CEO”);

●	Eugene G. Cassis, Former Senior Vice President, Finance and Administration and Chief Financial Officer, Senior Vice President and Senior Advisor;

●	Michael C. Harrington, Senior Vice President, Global Markets;

●	Rohit Khanna, Senior Vice President, Applied Technology;

●	Ian S. King, Senior Vice President, Instrument Technology; and

●	Arthur G. Caputo, Former Executive Vice President and President, Waters Division

Effective January 25, 2016, the Company announced an expansion of the leadership team and promoted Mr. Harrington, Mr. Khanna and Mr. King to the Company’s Executive Committee. On January 19, 2016, Mr. Caputo provided notice of resignation from his position as Executive Vice President and President, Waters Division, effective February 10, 2016. Mr. Caputo remained a non-executive employee and senior advisor to the Company until January 10, 2017. On December 5, 2016, the Company announced that Mr. Cassis would resign as the Company’s Chief Financial Officer and transition to a senior advisor role, effective January 9, 2017. Although Mr. Caputo is a former employee, he is included as a named executive officer in this discussion and the accompanying tables pursuant to SEC rules.

Executive Summary

The following is a summary of our Stockholder Outreach Program, the results of our 2016 Say-on-Pay vote and changes to our executive compensation programs in response to input from our stockholders. The following also provides a summary of the Company’s 2016 performance and the impact of Company performance on the compensation of our named executive officers as well as governance practices related to our compensation programs. Details of our compensation programs are discussed in further detail in the appropriate sections of this Compensation Discussion and Analysis.

2016 Stockholder Outreach and Say-on-Pay

The Compensation Committee values the opinions of our stockholders and considers the outcome of our annual Say-on-Pay stockholder vote in determining the structure of executive compensation program, as well as in making future compensation decisions. Prior to 2016, Waters received strong annual support for our executive compensation program, with greater than 90% of voted shares voting in favor of Waters’ executive compensation programs. In 2016, Waters received 60% of voted shares voting in favor of our executive compensation programs. In response, our Compensation Committee Chairman and members of management contacted our top 25 stockholders, who represent 64% of our outstanding shares, to listen to and receive feedback on our executive compensation program. Stockholders representing approximately 31% of our outstanding shares accepted our invitation for a meeting.

Listening to our Stockholders

Our stockholders had favorable views of many of the aspects of our executive compensation program including our emphasis on performance-oriented components of compensation and the strength of our performance measures. Our stockholders, however, did provide feedback to the Company in certain areas and the following chart summarizes these key findings from the conversations we had with our stockholders and the changes we made to our executive compensation program in light of these conversations.

Key Stockholder Feedback	Implemented Changes in Response to Stockholder Feedback
Long-term incentives delivered entirely through time-vested stock options with no additional performance-vesting conditions

●     Incorporated performance share units (“PSUs”) into our executive compensation program and the annual long-term incentive (“LTI”) grants made on December 9, 2016

●     30% of the annual LTI grant value was awarded in the form of PSUs

●     Performance measure is Relative Total Stockholder Return (“TSR”)

●     Comparator Group is the S&P 500 Healthcare Index

●     Performance Requirements:

> 75th percentile = 200% payout

50th percentile = 100% payout

< 25th percentile = 0% payout

●     Three-year performance period

●     PSUs capped at target in the event of negative absolute TSR

Long-term incentive values are targeted at the 50th – 75th percentile of the market	● Annual LTI grants made on December 9, 2016 were re-oriented around the market median for the respective position

Excise tax gross-ups in legacy change in control agreements	● All legacy excise tax gross-up provisions have been eliminated from existing change in control agreements ● We have committed to no longer provide for excise tax gross ups in the future

2016 Key Business Priorities and Connection to our Executive Compensation Program

As described in the following chart, Waters emphasizes the performance-oriented components of compensation and aligns executive compensation with business priorities.

Key Business Priorities	Compensation Design	Performance Results and Corresponding Compensation

Organic revenue growth	A constant currency revenue growth rate was added as a measure to our annual cash incentive plan, the Management Incentive Plan (“MIP”), for 2016 with a weight of 25%. (1)

2016 revenue grew 7% on a constant currency basis.

Executive payouts were made between the target and threshold for this component of the MIP because constant currency revenue growth was below the performance target of 8% constant currency growth and above the threshold of 3% growth.

Operating leverage and earnings growth	Operating leverage and earnings growth is reinforced with a non-GAAP operating income threshold measure and a challenging non-GAAP earnings per share growth performance goal. (2)

2016 operating income grew by 10%, exceeding the operating income threshold of 3% growth over the prior year. Achievement of this threshold level of operating income performance is required before any bonus payments are made based on non-GAAP earnings per share growth as described below.Non-GAAP earnings per share grew 12% over the prior year and exceeded the target non-GAAP earnings growth of 10% resulting in executive payouts above target for this component of the MIP.

Sustainable stockholder value creation

Alignment with the long-term interests of our stockholders is achieved through our annual LTI equity program, which includes stock options that vest over a five-year period. Beginning with the 2016 annual grant, PSUs were introduced into our annual LTI equity program, and will vest over a three-year performance period based on relative TSR.

For the three, five and ten years ending on December 31, 2016, Waters stock yielded a 34%, 81% and 175% return on $100 investment made on December 31, 2013, December 31, 2011 or December 31, 2006, respectively.

The Company generally uses non-GAAP financial measures to facilitate management’s financial and operational decision-making, evaluate historical operating results, make comparisons to competitors’ operating results and determine management incentive compensation.

(1)

The Company believes that referring to comparable constant currency revenue growth rates is a useful way to evaluate the underlying performance of the Company’s net revenue. Constant currency revenue growth rate, a non-GAAP financial measure, measures the change in net revenue between current and prior year periods, without taking into account the impact of foreign currency exchange rates during the current period. In 2016, currency translation reduced the revenue growth rate by 1% to 6%.

(2)

The Company’s non-GAAP operating income and earnings per share (“E.P.S”) growth are based on operating income and E.P.S. reported in accordance with GAAP, but adjusted to exclude certain charges and credits that the Company considers non-operational and not directly related to ongoing operations of the Company. In 2016, GAAP operating income and earnings per share were adjusted for purchased intangibles amortization, stock award modifications, restructuring costs, litigation provisions and certain income tax items. In 2016, GAAP E.P.S. increased 13% and non-GAAP E.P.S. increased 12% as compared to 2015.

A reconciliation of GAAP to non-GAAP E.P.S. and non-GAAP operating income can be found in the Company’s Annual Report on Form 8-K dated January 24, 2017 that contained the company’s results of operations for the quarter and year ended December 31, 2016 which are incorporated herein by reference and on the Company’s website at http://www.waters.com under the caption “Investors” and copies may be obtained, without charge, upon written request to the Company, c/o Vice President, Investor Relations, 34 Maple Street, Milford, MA 01757.

Compensation Governance and Pay Practices

Waters maintains strong pay and governance practices as outlined below. A full description of these policies and practices can be found in the discussion below under the respective headings.

● Robust director and executive officer stock ownership guidelines	● No executive perquisites or supplemental benefits
● Compensation recoupment policy for cash incentive awards	● No new or legacy excise tax gross-up provisions
● Market-based executive compensation levels and no discretionary or guaranteed bonus payments, other than sign-on awards made in conjunction with hiring Ms. Buck (as described below)	● Double trigger for accelerated equity vesting upon a change in control for all grants to Mr. O’Connell and Ms. Buck and for grants to all other executives made after February 10, 2016
● Annual compensation risk assessment	● No option repricing without stockholder consent
● Anti-hedging policy	● Independent compensation consultant

Transition of Mr. Caputo, former Executive Vice President and President, Waters Division

Mr. Caputo resigned from his position as Executive Vice President and President, Waters Division, effective February 10, 2016, and remained a non-executive employee and senior advisor to the Company until January 10, 2017 (the period between February 10, 2016 and January 10, 2017 is referred to as the “Transition Period”). During the Transition Period, pursuant to a Transition and Separation Agreement between him and the Company, dated

March 18, 2016, Mr. Caputo received an annual base salary of $275,000 and remained eligible to participate in the Company’s employee benefit plans, but did not participate in any bonus, incentive or other similar compensation programs. In addition, Mr. Caputo’s stock options continued to vest in accordance with their terms during the Transition Period and any outstanding and unvested stock options as of January 10, 2017 continue to vest in accordance with the terms and conditions of the equity incentive agreements under which the stock options were granted (disregarding the requirement of Mr. Caputo’s continued employment). Any stock options held by Mr. Caputo that vest on or after January 10, 2017 will remain exercisable until December 12, 2020. Mr. Caputo’s restricted stock units continued to vest in accordance with their terms during the Transition Period, and any restricted stock units outstanding and unvested as of January 10, 2017 vested in full on this date.

Compensation Arrangements of Newly Appointed CFO

On December 5, 2016, the Company announced that Eugene Cassis would resign as the Company’s Chief Financial Officer and transition to a senior advisory role and that Sherry Buck was elected to serve as the Company’s Senior Vice President and Chief Financial Officer, effective January 9, 2017.

In connection with Ms. Buck’s hiring, the Company entered into an offer letter with Ms. Buck that provides for an annual base salary of $525,000 and an annual target bonus opportunity based on achievement of performance objectives as established by the Committee equal to 75% of her annual base salary. In addition, on January 19, 2017, Ms. Buck was granted an annual long-term equity award, consistent with the annual grant made to other executive officers on December 9, 2016. The grant date value of Ms. Buck’s long-term equity award was approximately $1,225,000, with 70% of the long-term equity grant comprised of stock options and 30% of the long-term equity grant comprised of PSUs. Ms. Buck’s agreement also provides for sign-on awards, which were intended to compensate Ms. Buck for a portion of the equity awards from her prior employer that were forfeited as a result of joining Waters. She received a cash sign-on bonus of $300,000 and a long-term equity grant with a grant date value of approximately $600,000, $300,000 of which was delivered in stock options and $300,000 of which was delivered in restricted stock units. The stock options will vest 20% each year on the first five anniversaries of the date of grant and the restricted stock units will vest 33% each year on the first three anniversaries of the date of grant, in each case generally subject to continued employment through the applicable vesting date.

Philosophy and Objectives of Waters’ Executive Compensation Program

Waters’ executive compensation program is intended to be both performance-based and market-

based, with an emphasis on short and long-term variable performance-based compensation. The objectives of the Company’s executive compensation program are aligned with the Compensation Committee’s philosophy and are as follows:

●	To focus senior management on achieving financial and operating objectives that enhance long-term stockholder value;

●	To align the interests of senior management with the Company’s stockholders; and

●	To attract and retain senior executive talent.

The Company’s executive compensation program is designed to motivate and reward executives for sustained high levels of achievement of the Company’s financial and operating objectives. In conjunction with our objective to emphasize performance-based compensation, base salaries are generally targeted below the market median for similarly situated executives in comparable companies. Actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual executive.

In order to provide target total cash compensation that approximates the median of the market for achieving target performance goals, annual incentive target awards are positioned to be at or slightly above the market median. In the aggregate, these two annual components, base salary and annual incentives, provide a target total cash compensation opportunity that approximates the median of the market for achieving target performance goals. Annual performance targets represent challenging operational and financial goals. Actual incentives will vary with the performance of the Company and the overachievement of performance goals will provide the opportunity for significantly greater reward on an annual basis. Underachievement of threshold performance goals will result in no payout. Actual total cash compensation may be less than or greater than the median of the market, based on these factors. We believe that the structure of our total annual cash compensation effectively aligns executives’ interests with stockholders’ interests by placing emphasis on the achievement of annual financial and operating objectives.

For longer-term alignment of the interests of our executives and stockholders, the Company makes annual long-term equity incentive grants consisting of stock options and PSUs. Stock options provide value to the executive only if the Company’s stock price increases over time and PSUs will only vest and be earned if the Company’s stock increases relative to a comparator group of companies over a period of time. The value of Waters’ total long-term equity incentive grants is targeted to be at the market median with flexibility for the Committee to consider an award either below or above the market based on the executive’s performance, role and grant size relative to other executives. Waters’ stock options and PSUs, which vest over a five-year period and three-year period, respectively, also serve as valuable retention tools.

In addition to the philosophy and structure of the executive compensation program as described above, the Committee also consider, as appropriate, the compensation practices for all employees in reviewing the compensation for named executive officers.

Pay Mix

Consistent with this performance-oriented compensation philosophy, performance-based compensation comprises a substantial portion of the target total direct compensation (base salary, target annual incentive award and the grant date value of the long-term incentive award) for our named executive officers. For 2016, performance-oriented compensation (annual incentive and long-term equity incentives) represented 88% of the target total direct compensation for Mr. O’Connell and 83% for all other executive officers as a group, excluding Messrs. Cassis and Caputo. Mr. O’Connell’s pay mix is consistent with the Company’s peer group. The pay mix for our other executive officers is slightly more weighted toward variable (83%) than the Company’s peers at 77%.

CEO Pay Mix	NEO Pay Mix

Data Used to Make Compensation Determinations

Competitive Market Assessment

Competitive market data is an important component used in determining the amount of each element of compensation for our named executive officers. The Compensation Committee utilizes Pearl Meyer to provide advice and analysis on the structure of our executive compensation program as well as competitive data on base salary, total cash compensation and long-term incentives. Pearl Meyer prepares this competitive assessment annually for the Compensation Committee. The Compensation Committee reviews the total compensation package for each named executive officer from the perspective of total direct compensation, which includes base salary, target annual incentive award and the grant date value of the long-term incentive award. The Compensation Committee also reviews each named executive officer’s compensation package to ensure that the total compensation package emphasizes performance-based compensation elements and is designed to meet the overall objectives of our executive compensation program. The Compensation Committee considers a range of factors in determining the amount of each compensation element for each named executive officer. The range of factors includes Company performance, individual performance and experience, competitive compensation levels, the competitive market, hiring and retention needs, scope of responsibility and an individual’s potential for making future contributions to the Company.

Pearl Meyer and the Compensation Committee utilize a core Industry Peer Group of 16 publicly traded companies in the life sciences and analytical instrument industry with generally similar revenues and market capitalization as Waters.

The 2016 Industry Peer Group is comprised of the following companies.

Agilent	Illumina
C.R. Bard	Intuitive Surgical
Bio-Rad Laboratories	Mettler-Toledo
Bruker	Perkin Elmer
Edwards Lifesciences	ResMed
FLIR Systems	Roper Industries
Hologic	Teleflex
IDEXX Laboratories	Varian Medical

Each year, Pearl Meyer evaluates the peer group for its continued appropriateness for external executive compensation comparisons based on the primary selection criteria of similarity in industry, products and services, revenue and market capitalization. The target range for inclusion in the peer group for both revenue and market capitalization is 50% to 200% of Waters’ revenue and market capitalization. In 2016, both Pall Corporation and Sigma-Aldrich were removed from the Company’s peer group due to their acquisitions by Danaher and Merck, respectively. In addition, two companies, IDEXX Laboratories and Intuitive Surgical, were added to the peer group. The median revenue for the peer group for the four quarters ending October 31, 2016 was $2,370,000,000 and market capitalization for the peer group as of October 31, 2016 was $10,374,000,000. Waters’ revenue and market capitalization for the same period were $2,125,000,000 and $11,211,000,000, representing the 36th and 61th percentiles, respectively.

Pearl Meyer and the Compensation Committee also utilized the Aon Hewitt Executive Compensation and Radford Surveys to review the competitive marketplace for each named executive officer’s compensation levels. The Aon Hewitt Executive Compensation and Radford Surveys provide a general industry perspective based on revenue scope for each named executive officer position. We use the broad survey data in combination with the peer group data in evaluating our named executive officers’ compensation. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions. Data from the survey source and the peer companies are combined to develop a primary market composite which is based on an average of survey data and peer company data.

Elements of Executive Compensation

There are three key elements of our executive compensation program: base salary, annual incentive awards, and long-term incentive awards. Each element of executive compensation addresses specific objectives of the program and together they meet the overall philosophy and objectives of our executive compensation program as described above. The mix of short-term cash incentives and long-term equity incentives focuses executives on the achievement of annual and longer-term financial and operating objectives that drive long-term stockholder value. In addition, the Compensation Committee reviews the combined total of these three compensation elements (measured at target for annual and long-term incentives, as applicable), or total direct compensation, in order to appropriately position total direct compensation relative to both the marketplace and the Company’s objectives. Although the amount of each element of compensation for each named executive officer differs based on position-specific market data, the critical nature of the executive’s position to the business, the executive’s level of contribution and other individual factors, the overall structure and compensation elements utilized in 2016 are consistent for the CEO and all other named executive officers.

Compensation Element	Objective	Target Position to Market	2016 Market for Named Executive Officers (1)

Base Salary	To attract and retain senior executives and other key employees.	Generally targeted at or below the 50th percentile. Actual individual salaries may vary based on an executive’s performance, tenure, experience and contributions.	The overall market position for base salaries in 2016 was at the 25th percentile of the market. Individual base salaries ranged from below the 25th percentile to the 35th percentile.

Annual Incentive	To motivate named executive officers to achieve strong financial and operational goals as established by the Compensation Committee at the beginning of the fiscal year.	Target payouts at 100% achievement of performance goals are generally positioned at or slightly above the 50th percentile in order to achieve a target total cash position (base plus target annual incentive) that approximates the 50th percentile. Achievement of threshold performance goals is required for any payout.	The overall market position for total target cash opportunity (that is, the sum of base salary and target annual incentive) was at the 35th percentile of the market.

Long-Term Performance Based Awards	To motivate senior executives and other key employees to contribute to the Company’s long-term growth of stockholder value and to align compensation with the growth in Waters stock price and achievement of the Company’s strategic growth goals. Long-term performance-based awards are also designed to assist in the retention of senior executives and key employees.	Equity compensation is targeted to be at market median. Actual individual grants are determined based on the executive’s position, performance, tenure, experience and contributions.	Annual long-term incentive awards made on December 9, 2016 were at the 55th percentile of the market. Individual grants ranged from the 50th percentile for named executive officers to the 55th percentile for the CEO.

(1)

The 2016 market position noted in the above table reflects the analysis completed by Pearl Meyer in the fourth quarter of 2016. It has been the consistent practice of the Compensation Committee to grant long-term performance equity-based compensation to the named executive officers at the Compensation Committee meeting held in December of each year. This Pearl Meyer analysis therefore includes the cash compensation comprised of base salary and annual incentive effective as of January 1, 2016 and the annual long-term performance equity award granted in December 2016. Mr. Cassis did not participate in the 2016 equity awards. Mr. Caputo did not participate in either the MIP or equity awards in 2016.

Base Salary

The base salaries for the CEO and named executive officers are reviewed annually by the Compensation Committee. Consistent with the compensation practices established for all Company employees, the individual salaries for the CEO and named executive officers are determined based upon a combination of factors including past individual performance and experience, Company performance, scope of responsibility, an individual’s potential for making contributions to future Company performance, competitive pay practices and the annual base salary increase guidelines. The Compensation Committee considers all these factors in determining base salary increases and does not assign a specific weighting to any individual factor.

Assessment of 2016 Base Salary and Promotional Increases

In addition to considering the factors listed above, the Compensation Committee also considers the competitive market position of an executive officer’s base salary. Base salary increases are approved by the Compensation Committee at the end of the fiscal year with an effective date at the beginning of the next fiscal year, or January 1st of each year. The competitive assessment completed by Pearl Meyer at the end of 2015 provided the market information used in determining the base salary in effect in 2016 for our named executive officers. The overall competitive market position for the named executive officers in this Pearl Meyer analysis was at the 25th percentile.

Based on Pearl Meyer & Partner’s market assessment of the overall environment for base salary increases for executives, the Compensation Committee increased base salaries for all named executive officers, except Mr. Caputo, by 3% for 2016. Mr. Caputo did not receive a base salary increase pending his potential transition from his position as Executive Vice President and President of the Waters Division to a senior advisory role.

Effective January 25, 2016, the Company promoted Messrs. Harrington, Khanna and King to Senior Vice Presidents and executive officers of the Company. Based on a market analysis conducted by Pearl Meyer, in connection with these promotions and the assumption of meaningful additional responsibilities, Messrs. Harrington, Khanna and King each received base salary increases effective February 10, 2016 of 10.2%, 10.6% and 15.0%, respectively. These base salary increases moved each executive into their respective market range of pay at a market position that ranged between the 25th and 35th percentiles.

Annual Incentive

The Management Incentive Plan is the annual incentive plan for our named executive officers, senior executives, and other key employees of the Company. The Compensation Committee establishes Company performance targets at the beginning of each fiscal year for our named executive officers.

A summary of our 2016 Management Incentive Plan payout structure is described in the table below.

Name (1)	2016 Management Incentive Plan Payout Structure as a Percent of Base Salary(2)
	Below Threshold Performance	Threshold Performance (.25 x Target)	Target Performance (1.0 x Target)	Maximum Performance (2.5 x Target)
Christopher J. O’Connell	0%	31.25%	125%	312.5%
Eugene G. Cassis	0%	18.75%	75%	187.5%
Michael C. Harrington	0%	18.75%	75%	187.5%
Rohit Khanna	0%	16.25%	65%	162.5%
Ian S. King	0%	16.25%	65%	162.5%

(1)	Mr. Caputo did not participate in the Management Incentive Plan for 2016 and, therefore, is not included in the table above.

(2)	Payouts are interpolated for performance between threshold, target and maximum levels.

In order to receive an incentive payout equal to 100% of the executive’s target annual bonus, the Company must achieve 100% of its performance target. All payouts at threshold performance are equal to 25% of the named executive officer’s target annual bonus, and are payable upon achievement of both a minimum non-GAAP operating income threshold performance target, a minimum non-GAAP E.P.S. goal and a minimum constant currency revenue goal. Performance below these minimum threshold levels results in no payout. In 2016, the Compensation Committee reduced the maximum payout opportunity from 300% of target to 250% of target to better reflect the market for maximum payouts among the peer group. The Compensation Committee believes that a maximum payout opportunity of 250% of target payout is consistent with the Company’s philosophy to position total target cash at the median of the competitive market and to provide the opportunity for significantly greater reward for overachievement of challenging performance goals. In 2016 and as part of their promotional compensation increases, the target incentive for Messrs. Harrington, Khanna and King increased from 50% of base salary to 75%, 65% and 65% of base salary, respectively. These target bonus amounts were increased to align Messrs. Harrington, Khanna and King’s annual incentive opportunity with the market data for their new positions. As discussed in detail below, the Compensation Committee establishes annual performance goals which are intended to be challenging but able to be achieved if Company performance is strong.

Historically, the Compensation Committee has utilized non-GAAP E.P.S. as the primary performance measure under the Management Incentive Plan for named executive officers. Use of the non-GAAP E.P.S. measure promotes executive team alignment, focuses the executive team on operational efficiencies and profitable growth, provides a long-term perspective among executives and drives long-term stockholder value. In addition to the non-GAAP E.P.S. growth target, the Compensation Committee also requires that a minimum non-GAAP operating income measure be achieved in order to maintain a balanced focus on operational improvements, excluding the effects of any benefits from finance costs, taxes and stock repurchases to non-GAAP E.P.S. The non-GAAP E.P.S. growth targets are based on E.P.S. reported in accordance with GAAP, but adjusted to exclude certain charges and credits, net of tax, including but not limited to purchased intangibles amortization, stock award modification, restructuring costs, asset impairments, acquisition-related costs, litigation provisions, acquired in-process research and development, tax audit settlements and other items considered unusual or one-time costs. The Company considers these items non-operational and not directly related to ongoing operations and therefore excludes them from the performance metrics set under the Management Incentive Plan. The Compensation Committee reviews and approves the annual adjusted non-GAAP E.P.S. for purposes of measuring E.P.S. growth goal achievement.

In addition, in 2016, the Compensation Committee added an additional performance measure ofrevenue, as measured in constant currency, under the Management Incentive Plan in order to focus our executives on implementation of the Company’s strategy to drive organic revenue growth. For 2016, the non-GAAP E.P.S. measure was weighted at 75% and the revenue in constant currency was weighted at 25%.

The Compensation Committee also established a non-GAAP operating income goal, the attainment of which would determine the maximum amount of bonuses payable to our named executive officers under our Management Incentive Plan, as described below. Such amounts are subject to the Management Incentive Plan’s individual payout limit as described above. The additional non-GAAP operating income goal was established to enhance our ability to deduct amounts paid under the Management Incentive Plan as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The maximum payout opportunity for Mr. O’Connell is set at 1% of non-GAAP operating income, and the maximum payout opportunity is set at .5% of non-GAAP operating income for Messrs. Cassis, Harrington, Khanna and King, but, in each case, not more than the maximum payment amount included in the Management Incentive Plan.

The performance measures required for payout under the 2016 Management Incentive Plan are outlined in the table below.

2016 Performance Measures	2016 Management Incentive Plan Performance Targets
	Below Threshold Performance	Threshold Performance	Target Performance	Maximum Performance
2016 Non-GAAP E.P.S. growth over 2015	<5%	5%	10%	20%
2016 Revenue growth in constant currency over 2015	<3%	3%	8%	18%
2016 Non-GAAP Operating Income growth over 2015	<3%	3%
The threshold operating income performance measure must be met in order for there to be a payout under the
Management Incentive Plan under either non-GAAP E.P.S. or Revenue measured in constant currency component.

Non-GAAP operating income for 2016 represents a 10% increase over 2015. Non-GAAP E.P.S. for 2016 was $6.62, which represents 12% growth over 2015 non-GAAP E.P.S. of $5.89. Revenue in constant currency for 2016 was $2,160,874,000, which represents a 7% increase over 2015. Non-GAAP E.P.S. and non-GAAP operating income for 2016 and 2015 excluded, net of tax, as applicable, purchased intangibles amortization, stock award modification, restructuring costs, asset impairments, acquisition-related costs, litigation provisions, acquired in-process research and development, tax audit settlements and other items considered unusual or one-time costs since the Company believes that these items are not directly related to ongoing operations. The overall payout as a percent of target was 122% of target.

The Company periodically reviews the Management Incentive Plan with Pearl Meyer. The objectives of this review are to consider the alignment of the Management Incentive Plan with Waters’ compensation philosophy and emphasis on pay-for-performance and to review the performance measures utilized under the plan to ensure these measures provide the best ongoing motivators of strategy execution and the creation of stockholder value.

Long-Term Performance-Based Awards

The Compensation Committee considers long-term performance-based awards in the form of equity-based compensation at the Compensation Committee’s annual December meeting. Multiple factors, considered collectively, are reviewed by the

Compensation Committee in determining the overall equity value to award each named executive officer. These factors include competitive market data, dilution, share usage, stock compensation expense, the financial and operational performance of the Company, each named executive officer’s individual performance, and the value of equity grants both individually to each named executive officer and in aggregate to all named executive officers. The Compensation Committee also believes that it is important to provide meaningful reward and recognition opportunities to the named executive officers irrespective of the potential gains they may realize from prior long-term performance based awards.

It has been the long-standing practice of the Compensation Committee to utilize non-qualified stock options to align the interests of our named executive officers and other senior executives with those of Waters’ stockholders. We continue to believe that stock options provide strong alignment between stockholders and these executives because the value of a stock option to an executive is directly related to the stock price appreciation delivered to stockholders following the grant date of the option. If our stock price does not appreciate, the executive will not realize any value with respect to the stock option. In response to the feedback from our stockholders as described above, the Compensation Committee decided to grant PSUs as part of the annual equity grant made in December 2016 to our named executive officers. The Compensation Committee decided to add PSUs to the Company’s long-term equity program because it felt it was appropriate to provide an equity-based award the achievement of which was tied to a performance goal other than absolute increase in stock price (which is the case with stock options). Our stockholders expressed the view that relative TSR was an appropriate performance measure given that it directly correlates to company and stock price performance, and the Compensation Committee also believed that it was an appropriate and effective measure to further tie compensation to performance. The overall equity grant was targeted at the market median for executives with 70% of the overall grant date equity value granted in the form of stock options and 30% of the overall grant date equity value granted in the form of PSUs.

The non-qualified stock options were granted under the 2012 Equity Incentive Plan and will vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued

employment through the vesting date of the award. The non-qualified stock options have an exercise price equal to the closing price of Waters’ common stock on the grant date and have a ten-year term.

PSUs will be eligible to vest based on the achievement of the Company’s total stockholder return relative to the total stockholder return of each company in the S&P Health Care Index over a three-year performance period. The number of shares issuable under the PSUs will be determined based on the relative total stockholder return achieved and, as shown in the chart below, can range from 0% of the shares subject to the award if the Company’s TSR percentile rank is less than the 25th percentile of the S&P Health Care Index, to 100% of the target award (if the TSR percentile rank is at the 50th percentile) to a maximum of 200% (if the TSR percentile rank is at or greater than the 75th percentile). If Waters’ TSR is negative, in no event will more than 100% of the target number of PSUs be earned. Each earned and vested performance share will be settled by delivery of one share of our common stock.

TSR Percentile Rank	Applicable Payout Percent
> 75th Percentile	200%
50th Percentile	100%
< 25th Percentile	0%

Competitive market data for long-term performance-based awards is prepared for the Compensation Committee by Pearl Meyer. As noted above, the Compensation Committee uses this data as one of the factors in determining the size of the equity grant for each named executive officer. Historically, the Compensation Committee targeted long-term incentives above the market median as part of an overall compensation structure designed to emphasize performance-based compensation. We received feedback from our stockholders that although they understood the need for the Compensation Committee to have the flexibility to position an equity grant above or below the market median depending on, but not limited to, factors such as performance and an executive’s role, we also heard concern about a design that structurally targeted equity grants between the 50th and 75th percentiles of the market data. As a result, the Compensation Committee has reoriented equity grants at the market median, and in 2016 all equity grants were positioned at or slightly above the 50th percentile. A review of share usage, dilution and stock based compensation expense was also prepared by Pearl Meyer with data as of the fiscal year ended December 31, 2015. In this analysis the Company’s annual share usage, as a percent of common shares outstanding, approximates the median of the Industry Peer Group on both a one and three-year basis. The Company’s dilution was 4.5%, which falls between the median and 75th percentile of the Industry Peer Group. The Company’s fair value of annual stock-based compensation for the fiscal year ended December 31, 2015 was below the 50th percentile of the peer group on both a one and three-year basis, as was the fair value of equity awards as a percent of market capitalization. The Compensation Committee reviews these metrics annually and in December 2016 determined that the overall grant practices with respect to share usage and stock compensation expense were appropriate relative to the Industry Peer Group.

In 2016, our named executive officers received the following long-term incentive awards, which include both the annual grant made on December 9, 2016 and promotional grants made to Messrs. Harrington, Khanna and King on February 19, 2016. The promotional grants to Messrs. Harrington, Khanna and King were positioned to have a value between one and two times salary which was aligned with the market practice as described by Pearl Meyer. The average promotional grant was approximately 1.4 times salary. Due to their transitions to senior advisory roles with the Company, neither Mr. Cassis nor Mr. Caputo received any long-term incentive grants in 2016.

Name	Promotional Award Grant Value Stock Options (1)	Annual Award Grant Value Stock Options (1)	Annual Award Grant Value PSUs (1)
Christopher J. O’Connell	-	$3,500,000	$1,500,000
Eugene G. Cassis	-	-	-
Michael C. Harrington	$500,000	$840,000	$360,000
Rohit Khanna	$500,000	$700,000	$300,000
Ian S. King	$500,000	$700,000	$300,000

(1)

The award values in this table differ slightly from the grant date fair values of the awards reported in the Grants of Plan-Based Awards Table and the Summary Compensation Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award in the Grants of Plan-Based awards Table is the award value for accounting purposes.

Perquisites and Benefits

The Company does not offer any perquisites for the exclusive benefit of executive officers. Mr. O’Connell was, however, entitled to relocation benefits in connection with his move to Massachusetts.

The named executive officers are eligible to participate in compensation and benefit plans that are generally offered to other employees, such as the Waters Employee Investment Plan (the “401(k) Plan”), the Employee Stock Purchase Plan and health and insurance plans. They are also eligible to participate in the Waters 401(k) Restoration Plan (the “401(k) Restoration Plan”) that is available to all employees who meet certain minimum earnings eligibility criteria. The Waters 401(k) Restoration Plan and the Waters Retirement Restoration Plan are designed to restore the benefits, matching contributions and compensation deferral that are limited by Internal Revenue Service benefit and compensation maximums. These plans are described more fully in the narrative that accompanies the Pension Benefits table and the Non-Qualified Deferred Compensation table in this Proxy Statement.

Severance and Change of Control Arrangements

The Company provides severance protection to each of Messrs. O’Connell, Cassis, Harrington, Khanna and King pursuant to a Change of Control/Severance Agreement in the event that his employment is terminated without cause or he resigns for good reason prior to or following a change of control. Our severance and change of control protections are designed to ensure continuity of executive management in the event of a change of control of the Company, and to ensure the ability of executives to evaluate a potential change of control in the best interests of the Company and stockholders. For a description of the severance and change of control protections in our named executive officers’

Change of Control/Severance Agreements, please see the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The Company also provides Mr. O’Connell certain severance protections pursuant to his Offer Letter in the event his employment is terminated by the Company other than for cause or if he resigns for good reason outside of the change of control context, as described below in the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

Equity Ownership Guidelines

The importance of ownership in Waters stock by our named executive officers is emphasized through ownership guidelines that require the CEO to acquire and retain common stock equal to five times his base salary over a three-year period. Other named executive officers are required to acquire and retain common stock equal to two times their base salary over a five-year period. If a named executive officer does not achieve these ownership guidelines within the applicable three or five-year period, a disposition guideline will be applied. The disposition guideline requires that, upon a subsequent exercise of a stock option, 50% of the named executive officer’s net after-tax profit from such exercise be retained in shares of Waters common stock until the stock ownership guideline is achieved. A named executive officer who subsequently falls out of compliance will have 12 months to regain compliance before the disposition guideline on stock option exercises is applied. Vested “in-the-money” stock options and restricted stock count toward determining compliance for the purpose of accumulating shares to comply with the stock ownership guidelines. All named executive officers have met their respective ownership guidelines.

Recoupment Policy

The Company has adopted a Recoupment Policy for cash incentive awards paid to current or former named executive officers under the Company’s management incentive plans. Under this policy, if any executive officer engaged in misconduct that resulted in a restatement of financial results, the Board or an authorized committee, such as the Compensation Committee, if it is determined appropriate, could seek reimbursement of the portion of management incentive plan awards impacted by the event. The Company will review and as necessary amend or replace the Recoupment Policy to be in full compliance with the Dodd-Frank Act when rules are adopted with respect to the Dodd-Frank Act’s compensation recoupment provisions.

Tax and Accounting Implications

Waters considers the tax and accounting aspects of the elements of compensation utilized by the Company in determining the most effective method to use to deliver executive compensation. This includes, but is not limited to, Section 162(m) of the Internal Revenue Code and the regulations thereunder (collectively, “Section 162(m)”). Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and next three highest paid officers (exclusive of the chief financial officer) in excess of $1 million unless the compensation qualifies as performance-based. The Compensation Committee intends for payments under the Management Incentive Plan, stock option grants under the 2003 Equity Incentive Plan and 2012 Equity Incentive Plan and performance stock units under the 2012 Equity Incentive Plan to qualify as performance-based compensation under Section 162(m). It is the Company’s intent to qualify plans for full deductibility to the extent that it is consistent with the Company’s overall compensation objectives; however, the Compensation Committee retains complete discretion to make (and has made) payments to named executive officers that would not qualify as performance-based compensation to the extent necessary and appropriate to support the Company’s strategies and long-term success.

Executive Compensation Tables

The table below summarizes the total compensation of our named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Christopher J. O’Connell President and Chief Executive Officer (a)	2016	$849,750	$0	$1,840,312	$3,500,018	$1,299,954	$0	$140,981	$7,631,015
	2015	$234,808	$1,700,000	$2,499,911	$7,499,233	$268,497	$0	$29,218	$12,231,667
Eugene G. Cassis Former Senior Vice President, Chief Financial Officer	2016	$405,563	-	$0	$0	$372,260	$22,020	$40,539	$840,382
	2015	$393,750	-	$0	$1,449,507	$248,025	$5,659	$32,925	$2,129,866
	2014	$340,141	-	$0	$1,328,800	$139,063	$47,885	$20,687	$1,876,576
Michael C. Harrington Senior Vice President Global Markets	2016	$395,723	-	$441,593	$1,339,955	$367,154	$13,603	$41,393	$2,599,421
Rohit Khanna Senior Vice President Applied Technology	2016	$341,175	-	$367,994	$1,199,969	$274,448	$33,969	$29,322	$2,246,877
Ian S. King Senior Vice President Instrument Technology	2016	$329,950	-	$367,994	$1,269,980	$266,493	19,585	$28,062	$2,282,064
Arthur G. Caputo Former Executive Vice President & President, Waters Division	2016	$326,914	-	$1,297,775	$5,758,838	$0	$62,841	$24,726	$7,471,094
	2015	$533,451	-	$0	$0	$492,834	$51,625	$49,077	$1,126,987
	2014	$508,049	-	$0	$3,155,900	$296,060	$85,923	$16,770	$4,062,702

(a)	Mr. O’Connell received no additional compensation for his services as a director in 2016.

(b)

Reflects the base salary earned during 2016, 2015 and 2014, respectively. Effective February 10, 2016, Mr. Caputo’s base salary was reduced to $275,000 and Messrs. Harrington, Khanna and King received promotional base salary increases of 10.2%, 10.6% and 15%, respectively.

(c)	Reflects the sign-on bonus paid to Mr. O’Connell in 2015 in conjunction with his commencement of employment with us.

(d)

Reflects the aggregate grant date fair value of PSUs granted to Messrs. O’Connell, Harrington, Khanna and King on December 9, 2016, computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs was based on a Monte Carlo simulation model and was determined based on the probable outcome of the performance conditions associated with such awards. The award was valued based on a Monte Carlo grant date fair value of $171.16 per share. The aggregate grant date fair value of the PSUs, assuming the maximum level of performance is achieved, is $3,680,596 for Mr. O’Connell, $883,343 for Mr. Harrington, $736,119 for Mr. Khanna and $736,119 for Mr. King. In addition, the amount for 2015 for Mr. O’Connell reflects the grant date fair value of a sign-on restricted stock unit award granted to him on September 8, 2015, computed in accordance with FASB ASC Topic 718 and determined by multiplying the number of shares subject to the award by the closing price of Waters common stock on the date the award was granted. In the case of Mr. Caputo, amounts for 2016 reflect the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the acceleration of restricted stock units held by

Mr. Caputo, as provided for under his Transition and Separation Agreement with the Company. Mr. Cassis did not receive a grant of PSUs in 2016. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference.

(e)

Reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Reports on Form 10-K for the fiscal years ended December 31, 2016, 2015, and 2014, which are incorporated herein by reference. The closing prices of the Common Stock on the grant dates December 9, 2016, December 9, 2015, and December 11, 2014 were $139.51, $128.93 and $113.36, respectively. In the case of Mr. O’Connell, the grant date fair value of stock option awards in 2015 includes his sign-on award granted on September 8, 2015 at a closing price of the Company’s common stock of $123.55. In the case of Mr. Caputo, amounts for 2016 reflect the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the continued vesting of stock options held by Mr. Caputo, as provided for under his Transition and Separation Agreement with the Company. Mr. Cassis did not receive a grant of stock options in 2016.

(f)

Reflects the annual incentive compensation earned in 2016, 2015, and 2014, respectively under the Company’s Management Incentive Plan. Mr. Caputo did not participate in the Management Incentive Plan in 2016.

(g)

Reflects the change in the annual aggregate estimated present value of accrued retirement benefits from both the frozen Waters Retirement Plan and the frozen Waters Retirement Restoration Plan for 2016, 2015, and 2014. There were no above market or preferential earnings on any nonqualified deferred compensation plan balances. Mr. O’Connell is not eligible to participate in either the frozen Waters Retirement Plan or the frozen Waters Retirement Restoration Plan.

(h)

Reflects the matching contribution for the benefit of each named executive officer under the non-qualified Waters 401(k) Restoration Plan, a nonqualified retirement plan, our 401(k) Plan, a qualified retirement plan, and the dollar value of group term life insurance premiums paid by the Company on behalf of each named executive officer during 2016, 2015, and 2014. With regards to Mr. O’Connell, the amount in 2015 includes reimbursement of legal fees incurred in connection with the negotiation of his Offer Letter. In addition, Mr. O’Connell’s amount includes amounts reimbursed for his relocation to Massachusetts in 2016. A summary of these amounts is provided in the chart below:

Named Executive Officer	Matching Contributions 401(k) Restoration Plan and 401(k) Plan			Company Paid Group Term Life Insurance Premiums			Relocation Benefits
	2016	2015	2014	2016	2015	2014	2016
Christopher J. O’Connell	$67,095	—	—	$1,440	$1,170	—	$72,446
Eugene G. Cassis	$39,215	$31,969	$20,181	$1,324	$956	$506	—
Michael C. Harrington	$40,348	—	—	$1,045	—	—	—
Rohit Khanna	$28,423	—	—	$899	—	—	—
Ian S. King	$27,223	—	—	$839	—	—	—
Arthur G. Caputo	$23,286	$47,907	$15,600	$1,440	$1,170	$1,170	—

(i)	Reflects the total of compensation elements reported in columns (a) through (h) for 2016, 2015, and 2014.

The table below sets forth the range of potential payouts under the Management Incentive Plan and the grants of stock option awards and PSUs made to the named executive officers in the last fiscal year.

Grants of Plan-Based Awards Fiscal Year 2016
Name	Award	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)
Christopher J. O’Connell	Stock Option	12/9/2016							93,935	$139.51	$3,655,950
	PSU	12/9/2016				430	10,752	21,504			$1,840,312
	MIP		$265,547	$1,062,188	$2,655,469
Eugene G. Cassis (a)	Stock Option	12/9/2016
	MIP		$76,043	$304,172	$760,431
Michael C. Harrington	Stock Opton	2/10/2016							13,119	$117.68	$499,965
	Stock Option	12/9/2016							22,544	$139.51	$877,412
	PSU	12/9/2016				103	2,580	5,160			$441,593
	MIP		$75,000	$300,000	$750,000
Rohit Khanna	Stock Option	2/10/2016							13,119	$117.68	$499,965
	Stock Option	12/9/2016							18,787	$139.51	$731,190
	PSU	12/9/2016				86	2,150	4,300			$367,994
	MIP		$56,063	$224,250	$560,625
Ian S. King	Stock Option	2/10/2016							13,119	$117.68	$499,965
	Stock Option	12/9/2016							18,787	$139.51	$731,190
	PSU	12/9/2016				86	2,150	4,300			$367,994
	MIP		$54,438	$217,750	$544,375
Arthur G. Caputo (a)

(a)	Mr. Cassis did not receive a stock option or PSU award in 2016. Mr. Caputo did not receive a stock option or PSU award in 2016 and did not participate in the Management Incentive Plan.

(b)

Reflects the range of payout under the Company’s Management Incentive Plan from threshold performance to maximum performance for 2016. Performance below the threshold would result in no payout under the Management Incentive Plan. The actual amount of the bonus earned by each named executive officer under the Management Incentive Plan for fiscal 2016 is reported in the Summary Compensation Table. For a description of the performance targets relating to the Management Incentive Plan, please refer to the section titled “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Incentive” above.

(c)

Reflects the number of PSUs granted by the Compensation Committee on December 9, 2016. PSUs vest if the Company’s total stockholder return meets or exceeds a specified level of total stockholder return relative to the total stockholder return for the companies included in the S&P Health Care Index over a three-year performance period, generally subject to continued employment through the vesting date of the award. Amounts in the target column reflect the number of PSUs that would be earned if target performance were achieved (a TSR percentile rank of 50th percentile) and amounts in the maximum column represent 200% of the target award and reflect the maximum amount that would be earned if maximum performance were achieved (a TSR percentile rank of 75% or greater). Amounts are interpolated between threshold, target and maximum performance levels. PSUs were granted under the Company’s 2012 Equity Incentive Plan.

(d)

Reflects the number of non-qualified stock options granted by the Compensation Committee on December 9, 2016. These options will vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the vesting date of such award.

(e)	Reflects the closing prices of a share of our common stock on the grant date of the stock option.

(f)

Amounts shown in this column, with respect to non-qualified stock options, reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column, with respect to PSUs, reflect the aggregate grant date fair value based on a Monte Carlo simulation model and were determined based on the probable outcome of the performance conditions associated with the awards. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference.

Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Based Awards Table

The only named executive officer who was party to an offer letter or employment agreement with us in 2016 is Mr. O’Connell. Pursuant to his offer letter, which was entered into in connection with his commencement of employment with us, he is entitled to an initial base salary of $825,000 and a target annual incentive bonus equal to 125% of his base salary. Mr. O’Connell is entitled to participate in our employee benefit plans and is entitled to relocation assistance in connection with his relocating to a reasonable commuting distance of the Company’s headquarters, which occurred in 2016. The severance payments and benefits Mr. O’Connell and each of our other named executive officers are entitled to are described under “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The Company entered into an offer letter with Ms. Buck in January 2017. The terms of the arrangement are described above under “Compensation Arrangements of Newly Appointed CFO”.

Each of our named executive officers, with the exception of Mr. Caputo, was eligible to participate in the Company’s Management Incentive Plan for 2016, as described above in the Compensation Discussion and Analysis. The target annual bonus for each named executive officer is expressed as a percentage of his or her base salary. Actual amounts paid under the Management Incentive Plan, if any, will be determined based on the achievement of pre-established performance goals, as described under “Annual Incentive” in the Compensation Discussion & Analysis above.

Messrs. O’Connell, Harrington, Khanna and King were each granted non-qualified stock options and PSUs during 2016. The non-qualified stock option awards listed in the Grants of Plan-Based Awards Table were granted pursuant to the 2012

Equity Incentive Plan, vest 20% each year on the first five anniversaries of the date of grant, generally subject to continued employment through the vesting date of the award, have a ten-year term and have an exercise price of $139.51, which is equal to the closing market price of the Company’s common stock on the date of grant. The PSUs listed in the Grants of Plan-Based Awards Table were also granted pursuant to the 2012 Equity Incentive Plan and will vest based on the Company’s total stockholder return relative to the total stockholder return for each company included in the S&P 500 Health Care Index over a three-year performance period, generally subject to continued employment through the vesting date of the award. The grant date fair value of the PSUs was determined based on the probable outcome of the performance conditions associated with such award, and was based on a Monte Carlo simulation model to reflect the impact of the total stockholder return market condition. The maximum payout for PSUs is 200% of target.

Mr. Caputo served as our Executive Vice President and President, Waters Division until he resigned from this position on February 10, 2016, and served as a non-executive employee and senior advisor to the Company from February 10, 2016 until his retirement on January 10, 2017. Pursuant to his transition and separation agreement, which was entered into in connection with his transition to the role of non-executive employee and senior advisor of the Company, Mr. Caputo received an annual base salary of $275,000 and remained eligible to participate in the Company’s employee benefit plans, but did not participate in any bonus, incentive or other similar compensation programs. Mr. Caputo did not receive any grants of equity awards during 2016. The treatment of Mr. Caputo’s equity arrangements in connection with his transition of employment is described under “Transition of Mr. Caputo, former Executive Vice President and President, Waters Division” in the Compensation Discussion and Analysis above.

The table sets forth the outstanding equity awards classified as exercisable and unexercisable and the unvested stock awards for each of our named executive officers as of December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End 2016
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable -	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units That Have Not Vested
	(a)	(a)		(a)	(b)	(b)	(c)	(c)
Christopher J. O’Connell	0	93,935	$139.51	12/9/2026
	27,119	108,478	$128.93	12/9/2025
	15,565	62,261	$123.55	9/8/2025	13,490	$1,812,921
Eugene G. Cassis	7,862	31,452	$128.93	12/9/2025
	16,000	24,000	$113.36	12/11/2024
	15,000	10,000	$98.21	12/6/2023	2,750	$369,573
	3,000	3,000	$87.06	12/11/2022
	3,000	0	$79.15	12/7/2021
Michael C. Harrington	0	22,544	$139.51	12/9/2026			2,580	$346,726
	0	13,119	$117.68	2/10/2026
	5,253	21,016	$128.93	12/9/2025
	11,200	16,800	$113.36	12/11/2024
	12,000	8,000	$98.21	12/6/2023	4,073	$547,370
	24,000	6,000	$87.06	12/11/2022
	24,000	0	$79.15	12/7/2021
	16,800	0	$79.05	12/9/2020
Rohit Khanna	0	18,787	$139.51	12/9/2026			2,150	$288,939
	0	13,119	$117.68	2/10/2026
	4,690	18,764	$128.93	12/9/2025
	10,000	15,000	$113.36	12/11/2024
	9,600	6,400	$98.21	12/6/2023	4,073	$547,370
	18,400	4,600	$87.06	12/11/2022
	23,000	0	$79.15	12/7/2021
	20,000	0	$79.05	12/9/2020
	15,000	0	$77.94	12/11/2017
Ian S. King	0	18,787	$139.51	12/9/2026			2,150	$288,939
	0	13,119	$117.68	2/10/2026
	3,565	14,260	$128.93	12/9/2025
	7,600	11,400	$113.36	12/11/2024
	7,200	4,800	$98.21	12/6/2023	2,037	$273,752
	18,400	4,600	$87.06	12/11/2022
	23,000	0	$79.15	12/7/2021
	13,000	0	$79.05	12/9/2020
Arthur G. Caputo	38,000	57,000	$113.36	12/11/2024
	33,000	22,000	$98.21	12/6/2023	7,352	$988,035
	88,000	22,000	$87.06	12/11/2022
	110,000	0	$79.15	12/7/2021

(a)

The expiration date for all non-qualified stock option grants is ten years from the date of grant. All non-qualified stock options vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant, generally subject to continued employment through the vesting date of the award.

(b)

Restricted stock units granted on December 6, 2013 to Messrs. Cassis, Harrington, Khanna and King vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant, generally subject to continued employment through the vesting date of the award. Restricted stock units granted on September 8, 2015 to Mr. O’Connell vest as to one third on each of the first, second and third anniversaries of the date of grant, generally subject to continued employment. Amounts included in the column have been determined by multiplying the number of outstanding restricted stock units by $134.39, the closing price of Waters common stock on December 30, 2016.

(c)

PSUs are scheduled to vest upon certification by the Compensation Committee’s achievement of the performance conditions stated in the award following the end of the three-year performance period on December 31, 2019, generally subject to continuous employment through that date. Amounts included in the column are the number of units that would be earned at target performance and the value of those units determined by multiplying by $134.39, the closing price of Waters common stock on December 30, 2016.

The table below sets forth certain information regarding stock option awards exercised by our named executive officers during the last fiscal year.

Option Exercises and Stock Vested Fiscal Year 2016
	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(a)		(b)
Christopher J. O’Connell	-	-	-	-
Eugene G. Cassis	76,000	$6,267,991	1,374	$190,821
Michael C. Harrington	23,200	$1,406,036	2,037	$282,899
Rohit Khanna	10,000	$1,015,600	2,037	$282,899
Ian S. King	10,000	$811,835	1,018	$141,380
Arthur G. Caputo	210,000	$18,723,274	3,676	$510,523

(a) Equals the Company’s stock price on the exercise date, minus the exercise price of the non-qualified stock option, multiplied by the number of shares acquired on exercise.

(b)   Equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

The table below sets forth certain information regarding the present value of the accumulated benefits of our named executive officers under our pension arrangements as of December 31, 2016. No amounts were paid to our named executive officers under our pension arrangements during our 2016 fiscal year. These plans have been frozen to new participants since 2007.

Pension Benefits Fiscal Year 2016
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
	(b)		(d)
Christopher J. O’Connell(a)	Retirement Plan	-	-	-
	Retirement Restoration Plan	-	-	-
Eugene G. Cassis	Retirement Plan	36.37	$393,353	-
	Retirement Restoration Plan	36.37	$6,433	-
Michael C. Harrington	Retirement Plan	29.08	$200,340	-
	Retirement Restoration Plan	29.08	$20,782	-
Rohit Khanna	Retirement Plan	35.19	$475,456	-
	Retirement Restoration Plan	35.19	$123,001	-
Ian S. King	Retirement Plan	34.80	$344,929	-
	Retirement Restoration Plan	34.80	$22,181	-
Arthur G. Caputo	Retirement Plan	39.19	$486,077	-
	Retirement Restoration Plan	39.19	$922,726	-

(a)	Mr. O’Connell is not eligible to participate in The Waters Retirement Plan and Retirement Restoration Plan because such plans were frozen in 2007.

(b)	The Waters Retirement Plan and Retirement Restoration Plan were frozen in 2007.

The present value of the accumulated benefit is calculated in accordance with FASB Accounting Standards Codification Topic 715 Compensation — Retirement Benefits. The Company’s policy and assumptions made in connection with the valuation of this accumulated benefit are disclosed in the footnotes to the Waters 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference.

The Waters Retirement Plan (“Retirement Plan”) is a U.S. defined benefit cash balance plan for eligible U.S. employees. The Waters Retirement Restoration Plan (“Retirement Restoration Plan”) is a U.S. unfunded, non-qualified plan which provides supplemental retirement benefits out of the general assets of the Company that are otherwise limited due to regulations promulgated by the Internal Revenue Service limiting the amount of compensation that may be taken into account in computing the benefit payable under the Retirement Plan. Each participant’s benefits under the Retirement Plan and Retirement Restoration Plan are determined based on annual pay credits and interest credits which are made to each participant’s notional accounts. Effective December 31, 2007, future pay credits to the Retirement Plan and Retirement Restoration Plan on behalf of senior executives were discontinued and no further pay credits will be made on or after January 1, 2008. Interest credits will continue to be made to participant’s notional accounts. Interest credits are based on the one-year constant maturity Treasury Bill rate on the first business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

A participant becomes vested in his or her notional accounts under the Retirement Plan and Retirement Restoration Plan upon completion of five years of service, at which time the participant becomes 100% vested. The normal retirement age under the plans is age 65. Mr. Caputo is eligible for early retirement under the Retirement Plan and Retirement Restoration Plan. Under these plans, early retirement is defined as attainment of age 62 with at least 10 years of service. However, former participants of the Millipore Retirement Plan (a former parent company of Waters) are eligible for early retirement upon attainment of age 55 with at least 10 years of service. Messrs. Caputo and Cassis are former Millipore Retirement Plan participants and are eligible for retirement.

The valuation method and material assumptions used in calculating the benefits reported in column (d) are disclosed in the Waters 2016 Annual Report for the fiscal year ended December 31, 2016, and are incorporated herein by reference.

The table below summarizes the nonqualified deferred compensation in the last fiscal year for our named executive officers.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
	(a)	(b)	(c)		(d)
Christopher J. O’Connell	$212,437	$51,195	$22,219	$0	$285,851
Eugene G. Cassis	$286,238	$23,315	$240,457	$0	$2,767,687
Michael C. Harrington	$142,380	$24,448	$48,537	$0	$722,775
Rohit Khanna	$40,548	$12,523	$96,145	$0	$1,515,421
Ian S. King	$49,492	$11,323	$69,608	$0	$1,476,042
Arthur G. Caputo	$0	$7,386	$66,766	$0	$1,322,340

(a)	Amounts in this column are also reported as salary (column (b)) or non-equity incentive compensation (column (f)) in the Summary Compensation Table.

(b)	Amounts in this column represent Company contributions to the 401(k) Restoration Plan. These amounts are also reported under All Other Compensation (column (h)) in the Summary Compensation Table.

(c)

Amounts reported in this column reflect participant directed earnings in investment vehicles consistent with the qualified 401(k) Plan with the exception of Waters Common Stock, the self-directed Brokeragelink Option and the Fidelity Managed Income Portfolio. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(d)

The aggregate balance amounts under the Deferred Compensation Plan include deferrals made for prior fiscal years. For individuals who were named executive officers in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals’ compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year

All nonqualified deferred compensation contributions made by the named executive officer, or by the Company on behalf of the named executive officer, are made pursuant to the 401(k) Restoration Plan. The purpose of the 401(k) Restoration Plan is to allow certain management and highly compensated employees to defer salary, commissions and Management Incentive Plan payments to a non-qualified retirement plan in addition to the amount permitted to be deferred under the 401(k) Plan ($18,000 in 2016, or $24,000 if age 50 or older). The 401(k) Restoration Plan is also intended to permit participants to receive the additional matching contributions that they would have been eligible to receive under the 401(k) Plan if the Internal Revenue Service limit on compensation for such plan ($265,000 in 2016) did not apply. Upon termination or retirement from the Company, account balances are distributed according to the payment option and form of payment (e.g., lump sum or installment payments) elected by the participant at time of deferral.

Payments Upon Termination or Change of Control

Under his Offer Letter, if Mr. O’Connell’s employment is terminated by the Company other than for cause (as defined in the Offer Letter) or if he resigns for good reason (as defined in the Offer Letter), Mr. O’Connell will be entitled to, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Offer Letter, continued salary and target annual bonus for a period of twenty-four (24) months. In addition, Mr. O’Connell will be entitled to receive a lump sum payment equal to the amount that the Company would have paid in premiums under the life, accident, health and dental insurance plans in which Mr. O’Connell and his dependents were participating immediately prior to the termination of his employment for the twenty-four (24) -month period following the date of termination. If Mr. O’Connell is employed on or after July 1 of the year in which his employment termination occurs, he will also be entitled to a pro-rata annual bonus for such year, based on actual performance. Mr. O’Connell will be subject to non-competition and non-solicitation restrictions for a period of two years following the termination of his employment.

Messrs. Cassis, Harrington, Khanna and King do not have employment agreements with the Company. However, as of December 31, 2016, each was party to an Executive Change of Control/Severance Agreement, dated February 24, 2004 and amended February 27, 2008; these Executive Change of Control/Severance Agreements have been subsequently amended and restated to, among other things, remove a legacy provision providing for the payment of a “gross up” amount to the executive for any excise tax under the “golden parachute” provisions of Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code” and the gross-up provision, the “280G Gross Up Payment”), as described below. The summary below sets forth a description of the Executive Change of Control/Severance Agreements as in effect on December 31, 2016, and subsequently indicates the provisions that have been amended pursuant to the amended and restated Executive Change of Control/Severance Agreements.

Under the terms of their agreements, if any such executive’s employment is terminated without cause (as defined in the agreement) during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or such executive terminates his or her employment for good reason (as defined in the agreement) during the 18 month period following a change of control of the Company, such executive would be entitled to receive the following amounts in a lump sum payment:

•	Two times annual base salary;

•	Two times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•

Twenty-four months of continued insurance benefit coverage (life, accident, health and dental) substantially similar to the coverage he or she had been receiving prior to any such termination, or the premium equivalent.

In addition, the Company entered into a Change of Control/Severance Agreement with Mr. O’Connell dated September 8, 2015. Under the terms of his agreement, if Mr. O’Connell’s employment is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), he would be entitled to receive the following amounts in a lump sum payment:

•	Three times annual base salary;

•	Three times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•

Thirty-six months of continued insurance benefit coverage (life, accident, health and dental) substantially similar to the coverage he or she had been receiving prior to any such termination, or the premium equivalent.

The foregoing amounts payable under the agreement are to be reduced by the amount of any severance or similar amounts paid or payable under Mr. O’Connell’s Offer Letter, as described above.

For purposes of these agreements, “change of control” generally refers to the closing of a merger, consolidation, liquidation or reorganization of the Company after which the Company does not represent more than 50% of the resulting entity; the acquisition of more than 50% of the voting stock of the Company; or the sale of substantially all of the Company’s assets.

The agreement with Mr. O’Connell, provides that, in the event that he is subject to an excise tax under Section 4999 of the Code, he will be entitled to the greater of the following amounts, determined on an after-tax basis: (1) all payments that are or would be covered by Section 280G (the “Transaction Payments”), or (2) a portion of such Transaction Payments so as to provide Mr. O’Connell with the largest payment possible without the imposition of an excise tax under Section 4999 of the Code. Prior to their amendment and restatement, the agreements with Messrs. Cassis, Harrington, Khanna and King provided for a 280G Gross Up Payment, if applicable, to ensure the executive was in the same economic position as if any covered change of control-related payments were not subject to excise taxes under Section 4999 of the Code. As described above, each of the agreements with Messrs. Cassis, Harrington, Khanna and King have been amended and restated to remove the 280G Gross Up Payment provision and replace it with the same treatment as provided for in Mr. O’Connell’s agreement (described above).

In addition, in the event of a termination of Mr. O’Connell’s employment without cause or resignation for good reason, in each case, within 9 months prior or 18 months following a change of control, all of his outstanding and unvested stock options and restricted stock units will fully accelerate and become fully exercisable. In addition, if Mr. O’Connell’s employment is terminated as a result of his death or disability or is terminated by us without cause or by him for good reason, his sign-on options and restricted stock units granted in 2015 will vest in full.

For stock option and restricted stock units awarded beginning December 9, 2016 for Messrs. Cassis, Harrington, Khanna and King, in the event of a termination of employment without cause or resignation for good reason, in each case, within 9 months prior or 18 months following a change of control, all of their outstanding and unvested stock options and restricted stock units will fully accelerate and become fully exercisable. For stock option and restricted stock units awarded prior to December 9, 2016, to Messrs. Cassis, Harrington, Khanna and

King, in the event of a change of control, all of their outstanding and unvested stock options and restricted stock units will fully accelerate and become exercisable.

For PSUs granted on December 9, 2016, to Messrs. O’Connell, Cassis, Harrington, Khanna and King, if a change of control occurs, the Compensation Committee will determine the extent to which the performance criteria has been satisfied, and the number of PSUs that are earned based on such performance criteria as of the change in control. Any earned PSUs will continue to vest solely based on time. If in connection with the change in control, the earned PSUs are assumed or continued, or a new award substituted for the earned PSUs and the named executive officer’s employment is terminated without cause or for good reason (in each case, generally as defined in the executive officer’s individual agreement with Waters) within 18 months following the change in control, the earned PSUs will automatically vest in full. If in connection with a change of control, the earned PSUs are not assumed or continued, or a new award is not substituted for the earned PSUs, the earned PSUs will automatically vest in full.

Other than the accelerated vesting of outstanding and unvested restricted stock units on the date Mr. Caputo terminated employment with us and the continued vesting of outstanding and unvested stock options following his termination of employment in accordance with the terms of the equity incentive agreements under which they were granted (disregarding the requirement of Mr. Caputo’s continued employment), Mr. Caputo was not entitled to receive any severance pay or other benefits under his transition and separation agreement in connection with his termination of employment with the Company on January 10, 2017. Under his transition and separation agreement, Mr. Caputo agreed to not compete with us during the time he remained employed by us as a non-executive employee through the last date on which his stock options continue to vest (December 11, 2019). Any stock options held by Mr. Caputo that vest on or after January 10, 2017 will remain exercisable until December 12, 2020.

The following table and footnotes present potential payments to each named executive officer other than Mr. Caputo under various circumstances as if the officer’s employment had been terminated on December 30, 2016, the last business day of fiscal 2016, or if a change of control had occurred on such date. For Mr. Caputo, the disclosure in the table below reflects only the value associated with accelerated vesting of awards in connection with his termination of employment with the Company on January 10, 2017.

Potential Post-Termination Payments Table
Name	Termination /Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Excise Tax Gross-Up (f)	Total Value of Post- Termination Payments
Christopher J. O’Connell	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	$1,699,500(a)	$2,124,375(a)	$40,840(a)	$674,909	$2,719,247	-	-	$7,258,871
	Death	-	-	-	$674,909	$2,719,247	$1,444,961	-	$4,839,117
	Disability				$674,909	$2,719,247			$3,394,156
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$2,549,250(b)	$3,186,563(b)	$62,286(b)	$1,267,199	$2,719,247	$1,444,961	-	$11,229,506
Eugene G. Cassis	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$369,573	-	-	$369,573
	Death	-	-	-	$1,180,238	$369,573	-	-	$1,549,811
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$811,126(b)	$608,345(b)	$29,378(b)	$1,180,238(g)	$369,573(h)	-	-	$3,436,126

Name	Termination /Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Excise Tax Gross-Up (f)	Total Value of Post- Termination Payments
Michael C. Harrington	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$547,370	-	-	$547,370
	Death	-	-	-	$1,260,690	$547,370	$346,726	-	$2,154,786
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$800,000(b)	$600,000(b)	$40,556(b)	$1,260,690(g)	$547,370(h)	$346,726	-	$3,595,342
Rohit Khanna	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$547,370	-	-	$547,370
	Death	-	-	-	$1,086,390	$547,370	$288,938		$1,922,698
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$690,000(b)	$448,500(b)	$40,239(b)	$1,086,390(g)	$547,370(h)	$288,938	-	$3,101,437

Name	Termination /Change of Control	Base Salary Continuation	Incentive Plan	Benefits Continuation	Accelerated Stock Options (c)	Accelerated Restricted Stock Units (d)	Accelerated Performance Stock Units (e)	Excise Tax Gross-Up (f)	Total Value of Post- Termination Payments
Ian S. King	Involuntary Termination by the Company without Cause or by the Executive for Good Reason	-	-	-	-	$237,752	-	-	$237,752
	Death	-	-	-	$928,202	$237,752	$288,938	-	$1,454,892
	Involuntary Termination by the Company without Cause or by Executive for Good Reason Following Change of Control	$670,000(b)	$435,500(b)	$27,995(b)	$928,202(g)	$237,752(h)	$288,938	-	$2,588,387
Arthur G. Caputo(i)		-	-	-	$3,356,100	$1,011,341	-	-	$4,367,441

(a)

Represents two times annual base salary, annual incentive plan target and the value of 24 months of benefits continuation for Mr. O’Connell, determined based on base salary and premium costs, as applicable, as in effect on December 30, 2016.

(b)

Represents three times annual base salary, annual incentive plan target and the value of 36 months of benefits continuation for Mr. O’Connell, and two times annual base salary, annual incentive plan target and the value of 24 months of benefits continuation for each of Messrs. Cassis, Harrington, Khanna and King, in each case determined based on base salary and premium costs, as applicable, as in effect of December 30, 2016.

(c)

Represents the in-the-money value of 100% of the unvested portion of the executive’s stock options. The in-the-money stock option value is calculated by multiplying the number of stock options that would have vested upon such employment termination or change of control, as applicable, by the difference between $134.39, the closing price of our common stock on December 30, 2016, and the applicable exercise prices of such stock options.

(d)

Represents 100% of the unvested portion of the executive’s restricted stock units. The value of restricted stock units is calculated by multiplying the number of restricted stock units that would have vested upon such employment termination or change of control, as applicable, by $134.39, the closing price of our common stock on December 30, 2016.

(e)

Represents the value of the unvested performance stock units assuming the target number of shares vested and became earned on December 30, 2016. The value of the performance stock unit is calculated by multiplying the target number of units that would have vested and become earned upon such employment termination by $134.39, the closing price of our common stock on December 30, 2016. The actual amount that can be earned in respect of performance stock units will be dependent on actual performance measured at the end of the performance period.

(f)

Represents the value of a gross-up for excise taxes under the “golden parachute” provisions of Sections 280G and 4999 of the Code. The Executive Change of Control/Severance Agreements for Messrs. Cassis, Harrington, Khanna and King were amended and restated to among other things, remove this gross-up provision.

(g)

Represents the in-the-money value of the stock options awarded to Messrs. Cassis, Harrington, Khanna and King prior to December 9, 2016. For stock options awarded prior to December 9, 2016, in the event of a change of control all outstanding and unvested stock options would vest in full. The stock option grant awarded on December 9, 2016 had an exercise price of $139.51, which is equal to the closing market price of the Company’s stock on the date of grant, and therefore did not have any in-the-money value based on the closing prices of our common stock on December 30, 2016 of $134.39.

(h)

Represents the value of the unvested portion of restricted stock units awarded prior to December 9, 2016 to Messrs. Cassis, Harrington, Khanna and King. For restricted stock units awarded prior to December 9, 2016, in the event of a change of control all outstanding and unvested restricted stock units would vest in full.

(i)

Mr. Caputo resigned from his position as Executive Vice President and President, Waters Division, effective February 10, 2016, and remained a non-executive employee and senior advisor to the Company until January 10, 2017. As a result, Mr. Caputo was not eligible for severance or benefits upon termination of employment. However, in accordance with the terms of his Transition Agreement, as described above, amounts for Mr. Caputo include the value of outstanding and unvested restricted stock units that became fully vested on January 10, 2017, calculated by multiplying the number of unvested restricted stock units held by Mr. Caputo on such date by $137.56, the closing price of our common stock on such date. As described above, any unvested stock options held by Mr. Caputo as of January 10, 2017 continue to vest in accordance with the terms and conditions of the equity incentive agreements under which the stock options were granted (disregarding the requirement of Mr. Caputo’s continued employment). Any stock options held by Mr. Caputo that vest on or after January 10, 2017 will remain exercisable until December 12, 2020. Amounts in the table include the in-the-money value of unvested stock options held by Mr. Caputo on January 10, 2017, his last day of employment with us, based on a closing price of our common stock on this date, $137.56. Actual amounts that Mr. Caputo may receive in connection with the exercise of these options will be different since he cannot exercise these options until they become vested, which will occur on dates after January 10, 2017.

Director Compensation

The table below summarizes the director compensation for the Company’s non-employee directors in the last fiscal year. Mr. O’Connell did not receive any compensation for his service as a director during 2016. The compensation he received in respect of his employment is included in the Summary Compensation Table above.

Director Compensation Fiscal Year 2016
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
	(a)	(b)	(c)
Joshua Bekenstein (d)	$67,000	$109,885	$109,972	$286,857
Michael J. Berendt, Ph.D.	$77,000	$109,885	$109,972	$296,857
Douglas A. Berthiaume	$84,000	$109,885	$109,972	$303,857
Edward Conard	$74,500	$109,885	$109,972	$294,357
Laurie H. Glimcher, M.D.	$65,500	$109,885	$109,972	$285,357
Christopher A. Kuebler	$70,000	$109,885	$109,972	$289,857
William J. Miller	$92,000	$109,885	$109,972	$311,857
JoAnn A. Reed	$82,000	$109,885	$109,972	$301,857
Thomas P. Salice	$111,750	$109,885	$109,972	$331,607

(a)	Reflects Board and committee retainers and meeting fees earned in 2016.

(b)

Messrs. Bekenstein, Berendt, Berthiaume, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed were each granted 843 shares of restricted stock on January 4, 2016, with a grant date fair value of $130.35 per share (which reflects the closing price of the Company’s common stock on the date of grant) and a vesting date of January 4, 2017. Each of these restricted share grants were outstanding and held by the directors on December 31, 2016.

(c)

Our non-employee directors were each granted 3,761 non-qualified stock options on January 4, 2016, with an exercise price of $130.35 (which was the closing price of the Company’s common stock on the date of grant), and a vesting date of January 4, 2017. The amount set forth in this column reflects the aggregate grant date fair value of non-qualified stock options, computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The assumptions used to calculate these amounts are disclosed in the footnotes to the Waters Annual Reports on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference. The outstanding stock options held by Messrs. Bekenstein, Berendt, Berthiaume, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed on December 31, 2016, were 34,761, 34,761, 3,761, 34,761, 34,761, 34,761, 34,761, 16,561 and 34,761 options, respectively.

(d)	Mr. Bekenstein resigned as a Director effective March 7, 2017.

For 2016, cash compensation for the Board of Directors remained consistent with 2015. Each non-employee director was paid a retainer of $55,000 for the year, paid in quarterly installments, and a $1,500 fee for each Board and committee meeting attended. The additional annual retainer for the lead director for 2016 was $20,000, resulting in a total annual retainer for the lead director of $75,000. The annual retainers for 2016 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee were $10,000 and the Audit Committee Chair was $15,000. Beginning with the director equity grants on the first business day in January 2016, the Company granted a total of approximately $220,000 in equity value to directors, with 50% of the value in the form of restricted stock and 50% in the form of non-qualified stock options. The number of non-qualified stock options was determined based on the Black-Scholes value on the date of grant. Both the restricted stock and non-qualified stock option grants to directors have a one-year vesting term. In addition, the restricted stock and non-qualified stock option grant agreements provide for acceleration of any unvested awards upon the death of a director while in service. The exercise price of the stock option grant was equal to the closing price on the grant date.

All directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are full-time employees of the Company receive no additional compensation or benefits for service on the Board or its committees.

The Compensation Committee utilizes Pearl Meyer to provide advice on the structure of director compensation. Pearl Meyer and the Compensation Committee utilize sources of data consistent with the executive compensation assessment, which include the Industry Peer Group of 16 publicly traded companies described above in the Compensation Discussion and Analysis. Based on the competitive assessment conducted by Pearl Meyer, cash compensation for directors in 2017 will remain consistent with 2016. The Company also sponsors the 1996 Non-Employee Director Deferred Compensation Plan, which provides non-employee members of the Board with the opportunity to defer 100% of retainer, meeting and committee fees. Fees may be deferred in cash or invested in Company common stock units. If a director elects to defer his or her fees in Company common stock units, the amount deferred is converted into common stock units by dividing the amount of fees payable by the average stock price of the Company’s common stock for the fiscal quarter. Fees deferred in cash are credited with an interest rate equal to the lesser of the Prime Rate plus 50 basis points or the maximum rate of interest that may be used without being treated as an “above market” interest rate under the SEC guidelines. In 2016, Messrs. Bekenstein, Conard and Kuebler elected to defer fees into Company common stock units and Ms. Glimcher elected to defer her fees into cash.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Exchange Act. Based on its review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. William J. Miller, Chair Mr. Christopher A. Kuebler Mr. Thomas P. Salice

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding beneficial ownership of common stock as of March 15, 2017 by each person or entity known to the Company who owns beneficially five percent or more of the common stock, by each named executive officer and Director nominee and all executive officers and Director Nominees as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(1)
5% Stockholders
Massachusetts Financial Services Company (2)	7,945,397	9.92%
The Vanguard Group, Inc. (3)	7,281,598	9.09%
BlackRock, Inc. (4)	5,279,206	6.59%
Executive Officers and Directors
Arthur G. Caputo (5)(6)	156,217	*
Eugene G. Cassis (5)(7)	63,416	*
Michael C. Harrington (5)	83,149	*
Dr. Rohit Khanna (5)	107,390	*
Dr. Ian S. King (5)	79,468	*
Christopher J. O’Connell (5)	68,173	*
Dr. Michael J. Berendt (5)	59,110	*
Douglas A. Berthiaume (5)(8)	3,099,823	3.87%
Edward Conard (5)(10)	91,110	*
Dr. Laurie H. Glimcher (5)	23,410	*
Christopher A. Kuebler (5)(10)	49,110	*
William J. Miller (5)(10)	57,110	*
JoAnn A. Reed (5)	52,107	*
Thomas P. Salice (5)(9)(10)	132,208	*
All Directors and Executive Officers as a group (17 persons)	4,090,215	5.07%

*	Represents less than 1% of the total number of the issued and outstanding shares of common stock.

(1)

Figures are based upon 80,075,507 of common stock outstanding as of March 15, 2017. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of March 15, 2017.

(2)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Massachusetts Financial Services Company (“MFS”) based on information set forth in Schedule 13G/A filed with the SEC on February 14, 2017. The Schedule 13G/A indicates that MFS was the beneficial owner with sole dispositive power as to 7,945,397 shares, with sole voting power as to 6,150,563 shares and shared voting power as to none of the shares. The address of MFS is 111 Huntington Ave, Boston, MA 02199.

(3)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by The Vanguard Group, Inc. based on information set forth in Schedule 13G/A filed with the SEC on February 10, 2017. The Schedule 13G/A indicates that the Vanguard Group, Inc. was the beneficial owner with sole dispositive power as to 7,143,884 shares, shared dispositive power as to the 137,714 shares, sole voting power as to 125,506 shares and shared voting power as to 15,176 of the shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Amounts shown reflect the aggregate number of shares of common stock beneficially owned by BlackRock, Inc. based on information set forth in Schedule 13G/A filed with the SEC on January 27, 2017. The Schedule 13G/A indicates that Blackrock, Inc. was the beneficial owner with sole dispositive power as to 5,279,206 shares and sole voting power as to 4,578,556 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)

Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 15, 2017 as follows: Mr. Caputo 269,000, Mr. Cassis 23,862, Mr. Harrington 79,076, Dr. Khanna 103,313, Dr. King 75,388, Mr. O’Connell 42,684, Dr. Berendt 34,761, Mr. Berthiaume 3,761, Mr. Conard 34,761, Dr. Glimcher 16,561, Mr. Kuebler 34,761, Mr. Miller 34,761, Ms. Reed 34,761 and Mr. Salice 34,761.

(6)	Mr. Caputo ceased to be an employee of the Company on January 10, 2017.

(7)	Includes 6,386 shares held by Mr. Cassis’ wife, 1,965 shares held in Mr. Cassis’ ESPP and 3,176 shares held by Mr. Cassis wife’s ESPP and 401(k) accounts.

(8)

Includes 69,000 shares held by Mr. Berthiaume’s wife, 794,562 shares held by a family limited partnership, 34,073 shares held in Mr. Berthiaume’s 401(k) Plan and 25,252 shares held in a family trust. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife, the shares held in a family trust and the shares held by a family limited partnership.

(9)

Includes 3,000 shares held in Mr. Salice’s Individual Retirement Account, 7,950 shares held by a charitable trust over which Mr. Salice shares voting and investment power with his spouse as trustees and 69,648 shares held by an LLC over which Mr. Salice has voting and investment power. Mr. Salice disclaims beneficial ownership of the shares held by the charitable trust and of the shares held by the LLC, except to the extent of his pecuniary interest in the LLC.

(10)

Excludes deferred compensation in the form of phantom stock, receipt of which may be, at the election of the Director, on a specified date at least six months in the future or upon his or her cessation of service as a Director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under its existing equity compensation plans (in thousands):

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	3,240	$106.55	3,840
Equity compensation plans not approved by security holders	—	—	—
Total	3,240	$106.55	3,840

(1)

Column (a) includes an aggregate of 542 thousand ordinary shares to be issued upon settlement of restricted stock, restricted stock units, and performance stock units. The weighted average share price in column (b) does not take into account restricted stock, restricted stock units and performance stock units, which do not have an exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Federal securities laws require the Company’s Directors, executive officers, and persons who own more than 10% of the common stock of Waters to file with the SEC, the New York Stock Exchange and the Secretary of the Company initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock.

To the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, none of the Company’s executive officers, Directors and greater-than-ten-percent beneficial owners failed to file any such report required by Section 16 of the Exchange Act on a timely basis during the fiscal year ended December 31, 2016.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Proposals of stockholders to be presented at the 2018 Annual Meeting of Stockholders anticipated to be scheduled on or about May 9, 2018, must be received by the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 as follows: Proposals that are submitted pursuant to Rule 14a-8 under the Exchange Act, and are to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be submitted in writing and received by no later than 11:59 p.m., local time, on December 1, 2017. In addition, a stockholder may bring before the 2018

Annual Meeting (other than a proposal), or may submit nominations for a director, if the stockholder complies with Section 10 (for nominees of directors) and Section 11 (for business to be transacted) of the company’s bylaws, as applicable, by:

•	providing written notice to the Secretary of the Company at the address above between February 13, 2018 and March 10, 2018 (subject to adjustment as described in the bylaws), and

•	supplying the additional information as required in Sections 10 and 11 of the bylaws, as applicable.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of our Annual Report, Proxy Statement or Notice is being delivered to multiple security holders sharing an address, unless we have received instructions to the contrary from one or more of the stockholders.

We will undertake to deliver promptly upon written or oral request a separate copy our Annual Report, the Proxy Statement or Notice to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of our Annual Report, Proxy Statement or Notice, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one in the future, you may write to the Vice President of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757 or call the Vice President of Investor Relations of Waters at (508) 482-2314.

APPENDIX A

WATERS CORPORATION

2012 EQUITY INCENTIVE PLAN

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4. Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5. Board means the Company’s Board of Directors.

2.6. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of thirty-six (36) consecutive months or less there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.7. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9. Company means Waters Corporation, a corporation organized under the laws of the State of Delaware.

2.10. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.11. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.12. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.13. Nonstatutory Option means any Option that is not an Incentive Option.

2.14. Option means an option to purchase shares of Stock.

2.15. Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.16. Participant means any holder of an outstanding Award under the Plan.

2.17. Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.18. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.19. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.20. Plan means this 2012 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.21. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.22. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.23. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.24. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.25. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.26. Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.27. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.28. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.29. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of such approval. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.	Stock Subject to the Plan

Subject to adjustment as provided in Section 8, the number of shares of Stock that may be issued pursuant to or subject to outstanding Awards granted under the Plan, may not exceed five million (5,000,000) shares of Stock plus the number of shares which were available for grant, as of the date of approval of the Plan by the Company’s stockholders, under the Company’s 2003 Equity Incentive Plan. Notwithstanding the foregoing limitation, the number of shares of Stock that may be issued pursuant to or subject to outstanding Awards of Incentive Options shall not exceed five million (5,000,000) shares of Stock. For purposes of determining the aggregate number of shares of Stock reserved for issuance under this Plan, any fractional share shall be rounded to the next highest full share. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

For purposes of applying the limitations in the immediately preceding paragraph, the following shall not reduce the number of shares of Stock available for issuance under the Plan:

(1) Shares of Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan, to the extent the Awards expire or are cancelled or surrendered;

(2) Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited or is otherwise surrendered to the Company before the Restriction Period expires; and

(3) Awards, to the extent payment is actually made in cash.

In addition, the following shares shall not become available for issuance under the Plan:

(1) Shares of Stock tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

(2) Shares of Stock reserved for issuance upon grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; and

(3) Shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of a Risk of Forfeiture on Restricted Stock or Restricted Stock Units or the exercise of Options or Stock Appreciation Rights granted under the Plan or upon any other payment or issuance of Stock under the Plan.

If, and to the extent, that an award made under the Plan expires, terminates or is cancelled or forfeited for any reason without having been exercised in full, the Stock associated with the expired, terminated, cancelled or forfeited portion of the Award shall again become available for issuance hereunder. Shares of Stock with respect to which an Option or Stock Appreciation Right has been exercised or Restricted Stock or Restricted Stock Unit Awards have vested, and shares of Stock which have been issued in connection with Performance Units shall not again be available for grant hereunder. If Options or Stock Appreciation Rights terminate for any reason without being wholly exercised, if Restricted Stock or Restricted Stock Units are forfeited prior to vesting or if shares of Stock are not issued under Performance Units, the number of shares of Stock underlying such Award shall not count towards the maximum aggregate number of shares of Stock that may be issued under the Plan. When Stock Appreciation Rights are settled in Stock, the shares of Stock subject to such Award of Stock Appreciation Rights shall be counted against the shares of Stock available for issuance as one (1) share for every share subject thereto, regardless of the number of shares of Stock used to settle the Stock Appreciation Rights upon exercise.

The aggregate number of shares of Stock reserved under this Section 4 shall be depleted by the maximum number of shares of Stock, if any, that may be issued under an Award as determined at the time of grant; provided, that the aggregate number of shares of Stock reserved under this Section 4 shall be depleted by two (2) shares of Stock for each share of Stock delivered in payment or settlement of a full-value Award, and by one (1) share of Stock for each share of Stock delivered in payment or settlement of an Award that is not a full-value Award. For this purpose, a full-value Award includes any Award other than an Option or Stock Appreciation Right (e.g., Stock Grants, Restricted Stock, Restricted Stock Units, Performance Units and any other similar Award payable in shares of Stock under which the value of the Award is measured as the full value of a share of Stock, rather than the increase in the value of a share of Stock).

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed two million (2,000,000) shares of Stock (subject to adjustment pursuant to Section 8 of the Plan, except that any such adjustment shall not apply for the purpose of Awards to covered employees within the meaning of Section 162(m) of the Code intended to be or otherwise qualifying as Qualified Performance-Based Awards).

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any

Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date or, for an Incentive Option, not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(c) Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date or, for an Incentive Option, on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the Company’s transfer agent’s direct registration system for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. No Stock Appreciation Right may be exercised on or after the tenth anniversary of the Grant Date. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Stock. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock, or the Stock will be held in book-entry position through the Company’s transfer agent’s direct registration system. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Waters Corporation 2012 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Waters Corporation, copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the restrictions will be appropriately noted.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock, if issued, be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, if issued, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock shall have a Restriction Period of less than three (3) years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture, so long as such Award has a Restriction Period of at least one (1) year. Notwithstanding the foregoing, the Committee may recommend, subject to Board approval, the issuance of a Restricted Stock Award having a Restriction Period of less than one (1) year (in the case of an Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture) or three (3) years (with respect to all other Awards of Restricted Stock), up to a maximum of 5% of the shares reserved for issuance pursuant to the Plan (which 5% limit shall be applied on an aggregate basis to Restricted Stock Awards and Restricted Stock Units granted under Section 7.4 below). Any Risk of Forfeiture applicable to an Award of Restricted Stock may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the shares shall be issued to the Participant promptly if not theretofore so issued.

7.4. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock Units shall have a Restriction Period of less than three (3) years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock Units which provides solely for a performance-based Risk of Forfeiture, so long as such Award has a Restriction Period of at least one (1) year. Notwithstanding the foregoing, the Committee may recommend, subject to Board approval, the issuance of a Restricted Stock Unit Award having a Restriction Period of less than one (1) year (in the case of an Award of Restricted Stock Units which provides solely for a performance-based Risk of Forfeiture) or three (3) years (with respect to all other Awards of Restricted Stock Units), up to a maximum of 5% of the shares reserved for issuance pursuant to the Plan (which 5% limit shall be applied on an aggregate basis to Restricted Stock Units and Restricted Stock Awards granted under Section 7.3 above). Any Risk of Forfeiture applicable to an Award of Restricted Stock Units may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 and may become exercisable based on continued service, on satisfaction of Performance Goals, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Change of Control if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of February 15, 2012. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3. Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4. Transactions.

(a) Definition of Transaction. In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b) Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”):

(1) Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(2) Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3) Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(4) Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option

(to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(5) Provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings; or

(6) Any combination of the foregoing.

For purposes of paragraph (1) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c) Treatment of Other Awards. As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to 100% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Change of Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. Nor shall the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the Award under 162(m) of the Code at any time prior to a Change of Control (so that, for example, if a Change of Control occurs but does not constitute a change of control within the meaning of Section 162(m) of the Code, there shall be no Acceleration of any Qualified Performance-Based Award pursuant to this Section 9, but if the Change of Control does constitute a change of control within the meaning of Section 162(m) of the Code, then the Award shall Accelerate to the extent provided above regardless of whether it thereafter ceases to qualify as a Qualified Performance-Based Award).

10.	Settlement of Awards

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

Furthermore, the inability or impracticability of the Company to obtain or maintain authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and By-Laws, of the Company.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work,, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the Company’s transfer agent’s direct registration system, the restrictions will be appropriately noted.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, or the book-entry notation through the Company’s transfer agent’s direct registration system, for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to discretion, a Participant or to utilize any other withholding method prescribed by the Committee from time to time. To the extent necessary under applicable law, withholding in shares of Stock to satisfy an applicable withholding requirement, in whole or in part, shall be subject to the election of the Participant and/or the approval of the Committee, acting in its sole discretion. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, provided, however, if shares of Stock are withheld to satisfy a withholding requirement imposed by a country other than the United States, the amount withheld may exceed such minimum, provided that it is not in excess of the actual amount required to be withheld with respect to the Participant under applicable tax law or regulations.

10.8. Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the charter and By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the Company’s transfer agent’s direct registration system. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-Laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or By-Laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply and the Company will have no liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Plan Participants.

16.	Termination and Amendment of the Plan

16.1. Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2. Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan; and

(b)(i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.3. Limitations on Amendments, Etc.

Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a corporate transaction involving the Company, the terms of outstanding Options or Stock Appreciation Rights may not be amended to reduce their exercise price, nor may outstanding Options or Stock Appreciation Rights be cancelled in exchange for cash, Options or Stock Appreciation Rights with exercise prices that are less than the exercise prices of the original Options or Stock Appreciation Rights, or other Awards, without stockholder approval.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

17.	Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.	Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent. Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws. The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

ANNUAL MEETING OF WATERS CORPORATION

Date:	Tuesday, May 9, 2017
Time:	10:30 A.M. (Eastern Time)
Place:	34 Maple Street, Milford, Massachusetts 01757

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1 through 5.

1:	To elect directors to serve for the ensuing year and until their successors are elected.
	01 Michael J. Berendt, Ph.D.	06 William J. Miller
	02 Douglas A. Berthiaume	07 Christopher J. O’Connell
	03 Edward Conard	08 JoAnn A. Reed
	04 Laurie H. Glimcher, M.D.	09 Thomas P. Salice
05 Christopher A. Kuebler

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.	☐	☐	☐
		For	Against	Abstain
3:	To approve, by non-binding vote, executive compensation.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
4:	To approve, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐
		For	Against	Abstain
5:	To reapprove the material terms of the performance goals under the 2012 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐
		For	Against	Abstain
6:	If properly presented at the meeting, to consider a shareholder proposal regarding the adoption of a Proxy Access Bylaw.	☐	☐	☐

7:	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Waters Corporation

to be held on Tuesday, May 9, 2017

for Holders as of March 15, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/wat	866-307-0858

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Christopher J. O’Connell and Mark T. Beaudouin, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Waters Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3, 4 AND 5 AND ABSTAIN FOR THE PROPOSAL IN ITEM 6, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 7.

All votes must be received by 5:00 P.M., Eastern Time, May 8, 2017.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, May 4, 2017.

PROXY TABULATOR FOR WATERS CORPORATION c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

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